                                                                     Exhibit 2.1

            AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION

          THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is entered into as of this 19th day of May, 2000 (the "AGREEMENT DATE"), by and among Silicon Image, Inc., a Delaware corporation ("ACQUIRER"), Video Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Acquirer ("NEWCO"), and DVDO, Inc., a California corporation ("TARGET"), and with the following shareholders of Target for the purposes of Sections, 1.1.1, 1.3 and 10: Laurence A.
Thompson, Dale R. Adams, Cheng Hwee Chee and David Buuck (the "TARGET SHAREHOLDER FOUNDERS").

                                    RECITALS

         A. The parties intend that Newco will merge with and into Target in a reverse triangular merger (the "MERGER"), with Target to be the surviving corporation of the Merger, all pursuant to the terms and conditions of this Agreement and an Agreement of Merger in a form to be agreed upon by Acquirer and Target (the "AGREEMENT OF MERGER"), and a Certificate of Merger substantially in in a form to be agreed upon by Acquirer and Target (the "CERTIFICATE OF MERGER") and the applicable provisions of the laws of California and Delaware. Upon the effectiveness of the Merger, all the outstanding capital stock of Target ("TARGET STOCK") will be converted into capital stock of Acquirer ("ACQUIRER STOCK"), and Acquirer will assume all outstanding options to purchase shares of capital stock of Target, in the manner and on the basis determined herein and as provided in the Agreement of Merger and Certificate of Merger.

         B. On March 30, 2000, the parties hereto excuted an Agreement and Plan of Reorganization (the "PRIOR AGREEMENT") to effect the foregoing and which Prior Agreement the parties hereto wish to amend and restate in its entirety as provided herein.

         C. Concurrently with the execution of the Prior Agreement, and as a condition and inducement to Acquirer's willingness to enter into the Prior Agreement and this Agreement, Target and each of the
shareholders   of  Target  listed  on  EXHIBIT  C-1 (collectively,  the
"PRINCIPAL SHAREHOLDERS") have executed and delivered a Voting Agreement in substantially the form attached hereto as (the "VOTING AGREEMENT") agreeing to vote in favor of this Agreement and the Merger.

         D. Concurrently with the execution of the Prior Agreement, and as a condition and inducement to Acquirer's willingness to enter into the Prior Agreement and this Agreement, certain of the employees of Target have executed and delivered employment agreements, a consulting agreement and non-competition agreement.

         E. The Merger is intended to be treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "CODE"), by virtue of the provisions  of  Section 368(a)(2)(E) of the Code.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1.       PLAN OF REORGANIZATION

                  1.1 THE MERGER. The Agreementof Merger will be filed with the Secretary of State of the State of California and the Certificate of Merger will be filed with the Secretary of State of the State of Delaware as soon as practicable after the Closing (as defined in Section

6.1 below). The effective time of the Merger as specified in the Agreement of Merger (the "EFFECTIVE TIME") will occur on or before July 31, 2000, or on such other date as the parties hereto may mutually agree upon. Subject to the terms and conditions of this Agreement, the Agreement of Merger and the Certificate of Merger, Newco will be merged with and into Target (or, if specified by Acquirer, Target will be merged with and into Newco in a forward triangular merger as provided in Section 1.1.5) in a statutory merger pursuant to the Agreement of Merger and the Certificate of Merger and in accordance with applicable provisions of the laws of the States of Delaware and California as follows:

                           1.1.1        CONVERSION OF SHARES.

                                        (a) TARGET  COMMON  STOCK.  Each   share
of Target Common Stock, no par value per share (the "TARGET COMMON STOCK"), that is issued and outstanding immediately prior to the Effective Time, other than shares, if any, for which dissenters rights have been or may be perfected in compliance with applicable law, will, by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into the Common Stock Applicable Number (determined in accordance with Section 1.1.3(a) hereof) of fully paid and nonassessable shares of Acquirer Common Stock, $0.001 par value per share ("ACQUIRER COMMON STOCK"). As of the Closing Date, the Acquirer Common Stock received by the Target Shareholder Founders shall be subject to the terms and conditions set forth in the Indemnity Escrow Agreement and the Acquirer Common Stock received by certain of the Target Shareholder Founders shall be subject to the Retention Escrow Agreement. Except as provided in accordance with the foregoing, all terms and conditions (including any vesting provisions and the corresponding rights of repurchase held by Target) applicable to Target Common Stock prior to the Effective Time will continue to be applicable to the Acquirer Common Stock received by the holders of such Target Common Stock.

                                        (b) TARGET  SERIES A STOCK.   Each share
of Target Series A Preferred Stock, no par value (the "TARGET SERIES A STOCK"), that is issued and outstanding immediately prior to the Effective Time, other than shares, if any, for which dissenters rights have been or may be perfected in compliance with applicable law, will, by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into the Series A Applicable Number (determined in accordance with Section 1.1.3(b) hereof) of fully paid nonassessable shares of Acquirer Common Stock.

                                        (c) TARGET  SERIES B STOCK.  Each  share
of Target Series B Preferred Stock, no par value (the "TARGET SERIES B STOCK"), that is issued and outstanding immediately prior to the Effective Time, other than shares, if any, for which dissenters rights have been or may be perfected in compliance with applicable law, will, by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into the Series B Applicable Number (determined in accordance with Section 1.1.3(c) hereof) of fully paid nonassessable shares of Acquirer Common Stock.

                           1.1.2        TARGET  OPTIONS.  Prior  to the  Merger,
Target will cause all outstanding warrants (the "Warrants") to purchase Target Series B Stock to be exercised. At the Effective Time, each holder of an outstanding option (collectively, the "TARGET OPTIONS") to purchase Target Common Stock granted under Target's 1997 Stock Option Plan, as amended (the "TARGET PLAN") shall be entitled, in accordance with the terms of such options, to purchase after the Effective Time that number of shares of Acquirer Common Stock, determined by multiplying the number of shares of Target Common Stock subject to such Target Option at the Effective Time by the Common Stock Applicable Number, and the exercise price per share for each such Option will equal the exercise price of the Target Option immediately prior to the Effective Time divided by the Common Stock Applicable Number, such exercise price being rounded up to the nearest whole cent. If the foregoing calculation results in an assumed option being exercisable for a fraction of a share, then the number of shares of Acquirer Common Stock subject to such option will be rounded down to the nearest whole number with no cash being payable for such fractional share. Except as otherwise provided in this Agreement, all of the other terms and conditions (including any vesting provisions) of each Acquirer Option will be the same in all material respects as the corresponding Target Option. It is the intention of the parties that the Target Options assumed by Acquirer qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Target Options qualified as incentive stock options immediately prior to the Effective Time.

                           1.1.3        APPLICABLE NUMBERS; COLLAR.

                                        (a) COMMON   STOCK   APPLICABLE  NUMBER.
Subject to Section 1.1.4 below, the "COMMON STOCK APPLICABLE NUMBER" shall equal
(a) the Total Acquirer Shares to be Issued for Target Common Stock (as defined below) divided by (b) the sum of (i) the total number of shares of Target Common Stock issued and outstanding at the Effective Time and (ii) the total number of shares of Target Common Stock issuable upon exercise of all Target Options outstanding at the Effective Time. "TOTAL ACQUIRER SHARES TO BE ISSUED FOR TARGET COMMON STOCK" will equal three hundred eighty one thousand three hundred thirty (381,330) shares of Acquirer Common Stock.

                                        (b) SERIES A APPLICABLE NUMBER.  Subject
to Section 1.1.4 below, the "SERIES A APPLICABLE NUMBER" shall equal (a) the Total Acquirer Shares to be Issued for Target Series A Stock (as defined below) divided by (b) the total number of shares of Target Series A Stock issued and outstanding at the Effective Time. "TOTAL ACQUIRER SHARES TO BE ISSUED FOR TARGET SERIES A STOCK" will equal seventy-five thousand seven hundred three (75,703) shares of Acquirer Common Stock. In the event that the average closing price as quoted on the Nasdaq National Market and as reported in THE WALL STREET JOURNAL of one share of Acquirer Common Stock for the five trading days prior to and including the trading day ending fives days prior to the Closing Date (the "AVERAGE PRICE PRIOR TO CLOSING") is greater than $113.04, the Total Acquirer Shares to be Issued for Target Series A Stock shall be equal to $8,359,976 divided by the Average Price prior to Closing; and in the event that the Average Price prior to Closing is less than $90.43, the Total Acquirer Shares to be Issued for Target Series A Stock shall be equal to $6,725,283 divided by the Average Price prior to Closing.

                                        (c) SERIES B APPLICABLE NUMBER.  Subject
to Section 1.1.4 below, the "SERIES B APPLICABLE NUMBER" shall equal (a) the Total Acquirer Shares to be Issued for Target Series B Stock (as defined below) divided by (b) the total number of shares of Target Series B Stock issued and outstanding at the Effective Time. "TOTAL ACQUIRER SHARES TO BE ISSUED FOR TARGET SERIES B STOCK" will equal one hundred twenty-eight thousand three hundred five (128,305) of Acquirer Common Stock; provided that for each share of Target Series B Stock outstanding at the Effective Time that has resulted from the exercise of any of the Warrants for cash, the Total Acquirer Shares to be Issued for Target Series B Stock will be increased by the quotient obtained by dividing $0.78 by the Average Price (as defined below). In the event that the Average Price prior to Closing is greater than $113.04, the Total Acquirer Shares to be issued for Target Series B Stock shall be equal to $14,529,438 divided by the Average Price prior to Closing; and in the event that the Average Price prior to Closing is less than $90.43, the Total Acquirer Shares to be issued for Target Series B Stock shall be equal to $11,398,349 divided by the Average Price prior to Closing.

                                        (d) For the purposes of this  Agreement,
"TOTAL ACQUIRER SHARES" shall mean the sum of the Total Acquirer Shares to be Issued for Target Common Stock, the Total Acquirer Shares to be Issued for Target Series A Stock and the Total Acquirer Shares to be Issued for Target Series B Stock.

                           1.1.4        ADJUSTMENTS  FOR  CAPITAL  CHANGES.   If
prior to the Merger, Acquirer or Target recapitalizes through a split-up of its outstanding shares into a greater number, or a combination of its outstanding shares into a lesser number, reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the number of Total Acquirer Shares will be adjusted appropriately so as to maintain the proportionate interests of the holders of shares of Target Stock and of shares of Acquirer Stock.

                           1.1.5        FORWARD  TRIANGULAR MERGER.  The parties
agree that, upon Acquirer's request, they will amend these documents to cause Target to merge with and into Newco; PROVIDED, HOWEVER, no such amendment will be made if it would result in any material delay in the consummation of the Merger as a result of additional third party consents being required or otherwise; and PROVIDED, FURTHER, that Target will be allowed to restate the Target Disclosure Letter (as defined in Section 2) to take into account any changes resulting from any such amendment.

                  1.2 FRACTIONAL SHARES. No fractional shares of Acquirer Common Stock will be issued in connection with the Merger, but in lieu thereof each holder of Target Stock who would otherwise be entitled to receive a fraction of a share of Acquirer Common Stock will receive from Acquirer, promptly after the Effective Time, an amount of cash equal to the per share market value of Acquirer Common Stock (based on the closing sale price of Acquirer Common Stock as quoted on the Nasdaq National Market on the Closing Date (as defined in Section 6.1), as reported in the WALL STREET JOURNAL) multiplied by the fraction of a share of Acquirer Common Stock to which such holder would otherwise be entitled.

                  1.3      ESCROW AGREEMENTS.

                           (a)      INDEMNITY  ESCROW.  At  the  closing of  the
Merger (the "CLOSING"), Acquirer will withhold twenty percent (20%) of the shares of Acquirer Stock to be issued to all Target Shareholder Founders in accordance with Section 1.1 (rounded down to the nearest whole number of shares to be issued to each Target Shareholder), and deliver such shares (the "INDEMNITY ESCROW SHARES") to State Street Bank and Trust Company of California, N.A. (the "ESCROW AGENT"), as escrow agent (or such other independent financial institution as agreed to by the parties), to be held by the Escrow Agent as collateral for Target's and Target Shareholder Founders' indemnification obligations under Sections 10.1 through 10.4 and pursuant to the provisions of an escrow agreement (the "INDEMNITY ESCROW AGREEMENT") in substantially the form of EXHIBIT 1.3(A). The Indemnity Escrow Shares will be represented by a certificate or certificates issued in the name of the applicable Target Shareholder Founder. The Indemnity Escrow Shares will be held by the Escrow Agent from the Closing until twenty-four (24) months after the Closing Date (the "INDEMNITY ESCROW PERIOD") subject to any indemnification obligations as set forth in Section 10 below or as otherwise agreed to by all the parties herto.

                           (b)      RETENTION  ESCROW.  At the  Closing for  the
purpose of providing  incentive to those Target  Shareholder  Founders listed on
EXHIBIT 1.3(B)-1 attached hereto to remain as employees of Acquirer after the Closing (the "RETAINED TARGET FOUNDERS"), Acquirer will withhold forty percent (40%) of the shares of Acquirer Stock to be issued to the Retained Target Founders (rounded down to the nearest whole number of shares to be issued to each Target Shareholder), and deliver such shares (the "RETENTION ESCROW SHARES") to the Escrow Agent, to be held by the Escrow Agent pursuant to the provisions of an escrow agreement (the "RETENTION ESCROW AGREEMENT") in substantially the form of EXHIBIT 1.3(B)-2. The Retention Escrow Shares will be represented by a certificate or certificates issued in the name of the applicable Target Shareholder Founder. The Retention Escrow Shares will be held by the Escrow Agent from the Closing until thirty-three (33) months after the Closing Date (the "RETENTION ESCROW PERIOD") subject to the following conditions: (i) twenty-seven and twenty-seven hundredths percent (27.27%) of the Retention Escrow Shares will be released to the Retained Target Founders at the end of nine months after the Closing and (ii) nine and nine hundredths percent (9.09%) of the Retention Escrow Shares will be released to the Retained Target Founders at the end of each three-month period thereafter; provided that (A) in the event that any one of the Retained Target Founders is terminated with cause or terminates his employment prior to the end of the initial nine-month period following Closing, no such amounts shall be released from the Retention Escrow,
(B) in the event that any one of the Retained Target Founders is terminated with cause or terminates his employment after the end of the initial nine-month period following Closing, such amounts released from the Retention Escrow shall be reduced by one-third thereafter, and (C) in the event that two of the Retained Target Founders have been terminated or have terminated their employment, no such amounts shall be released from the Retention Escrow thereafter. The termination of any of the Retained Target Founders "without Cause" or by "Constructive Termination" (as defined in the Retention Escrow Agreement) shall not reduce the amount of the Retention Escrow Shares released pursuant to this Section and any such Retained Target Founder shall be considered still employed for purposes of this Section.

                           (c)      By  executing this Agreement, the Target
Shareholder Founders hereby consent to and approve (i) the indemnification provisions of Sections 10.1 through 10.4 and the use of the Indemnity Escrow Shares as collateral for the indemnification obligations under Sections 10.1 through 10.4; (ii) the Indemnity Escrow Agreement; (iii) the Retention Escrow Agreement (the Indemnity Escrow Agreement and the Retention Escrow Agreements being referred to at the "ESCROW AGREEMENTS"); and (iv) the taking by the representative of the Target Shareholder Founders (the "REPRESENTATIVE"), who will be appointed in accordance with Section 8.21 hereof and who will act as attorney-in-fact and agent for and on behalf of each Target shareholder Founder as provided herein and in the Escrow Agreements, of any and all actions and the making of any decisions required or permitted to be taken by the Representative under this Agreement and the Escrow Agreements, including, without limitation, the exercise of the power to: (a) authorize delivery to Acquirer of Indemnity

Escrow Shares in satisfaction of indemnity claims by Acquirer or any other Indemnified Person (as defined herein) pursuant to Article 10 and/or the Indemnity Escrow Agreement; (b) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, such claims; (c) arbitrate, resolve, settle or compromise any claim for indemnity made pursuant to Article 10; and
(d) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing. The Representative will have authority and power to act on behalf of each Target Shareholder Founder with respect to the Escrow Agreements and the disposition, settlement or other handling of all claims governed by the Escrow Agreements, and all rights or obligations arising under the Escrow Agreements so long as all Target Shareholder Founders are treated in the same manner. The Target Shareholder Founders will be bound by all actions taken and documents executed by the Representative in connection with the Escrow Agreements, and Acquirer will be entitled to rely on any action or decision of the Representative. In performing the functions specified in this Agreement and the Escrow Agreements, the Representative will not be liable to any Target Shareholder Founder in the absence of willful misconduct on the part of the Representative. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken pursuant to the terms of the Escrow Agreements will be paid out of the applicable Escrow Shares to the extent that any such Escrow Shares shall remain following the applicable Escrow Period and satisfaction of all claims by Acquirer under the applicable Escrow Agreement. To the extent that such Escrow Shares shall be insufficient for such purpose, such fees and expenses will be paid by the Target Shareholder Founders to the Representative pro rata in proportion to their respective contributions to the applicable Escrow Shares.

                  1.4 EFFECTS OF THE MERGER. At the Effective Time: (a) the separate existence of Newco will cease and Newco will be merged with and into Target, and Target will be the surviving corporation, pursuant to the terms of the Agreement of Merger, (b) the Articles of Incorporation and Bylaws of Target will continue unchanged to be the Articles of Incorporation and Bylaws of the surviving corporation, (c) each share of Target Common Stock outstanding immediately prior to the Effective Time will continue to be an identical outstanding share of the surviving corporation, (d) the directors of Newco immediately prior to the Effective Time will become the directors of the surviving corporation and the officers of Newco immediately prior to the Effective Time will become the officers of the surviving corporation, (e) each share of Target Stock and each Target Option outstanding immediately prior to the Effective Time will be converted as provided in Sections 1.1 and 1.2; and
(f) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

                  1.5 FURTHER ASSURANCES. Target agrees that if, at any time before or after the Effective Time, Acquirer considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in Acquirer title to any property or rights of Target, Acquirer and its proper officers and directors may execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in Acquirer and otherwise to carry out the purpose of this Agreement, in the name of Target or otherwise, all at the Acquirer's expense.

                  1.6 APPRAISAL RIGHTS. If holders of Target Stock are entitled to appraisal rights in connection with the merger (such shares of Target Stock held by shareholders exercising the rights of appraisal described in this Section 1.6 being referred to as "DISSENTING SHARES"), any Dissenting Shares shall not be converted into a right to receive Acquirer Common Stock but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the laws of the State of California; provided, however, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective date or the time of the failure to perfect such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate of certificates representing such shares) Acquirer Common Stock (and any cash in lieu of fractional shares of Acquirer Common Stock) in accordance with Sections 1.1 and 1.2 hereof. Target shall give Acquirer prompt notice of any demand received by Target for appraisal of Target Stock, and Acquirer shall have the right to participate in all negotiations and proceedings with respect to such demand. Target agrees that, except with the prior written consent of Acquirer or as required under Chapter 13 of the General corporation Law of the State of California (the "CGCL"), it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. Each holder of Dissenting Shares ("DISSENTING SHAREHOLDER") who, pursuant to the provisions of the CGCL, becomes entitled to payment of the value of shares of Target Stock shall receive payment therefor from Target (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions).

                  1.7 TAX FREE REORGANIZATION. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code. The parties believe that the value of the Acquirer Stock to be received in the Merger is equal, in each instance, to the value of the Target Stock to be surrendered in exchange therefor. The Acquirer Stock issued in the Merger will be issued solely in exchange for the Target Stock, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to, the consideration paid for the Target Stock. Except for cash paid in lieu of fractional shares or for Dissenting Shares, no consideration that could constitute "other property" within the meaning of Section 356 of the Code is being paid by Acquirer for the Target Stock in the Merger. The parties shall not take a position on any tax returns inconsistent with this Section 1.7. In addition, Acquirer represents now, and as of the Closing Date, that it presently intends to continue Target's historic business or use a significant portion of Target's business assets in a business.

                  1.8      PURCHASE ACCOUNTING.   The  parties  intend  that the
Merger be treated as a purchase for accounting purposes.

         2.       REPRESENTATIONS AND WARRANTIES OF TARGET

                  Target hereby represents and warrants that, except as set forth on the Target disclosure letter dated as of the Agreement Date (the "TARGET DISCLOSURE LETTER") and delivered by Target to Acquirer herewith, including items in the Target Disclosure Letter below, each of the following is true and correct as of the Agreement Date and will be true and correct as of the Closing Date (as defined in Section 6.1):

                  2.1 ORGANIZATION AND GOOD STANDING. Target is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation in each jurisdiction in which a failure to be so qualified could reasonably be expected to have a Material Adverse Effect (as defined below) on Target. For purposes of this Agreement, the term

"MATERIAL ADVERSE EFFECT" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition, prospects or results of operations of such entity taken as a whole with its subsidiaries.

                  2.2      POWER, AUTHORIZATION AND VALIDITY.


                           2.2.1        Target  has  the  right,  power,   legal
capacity and authority to enter into and perform its obligations under this Agreement, and all agreements to which Target is or will be a party that are required to be executed pursuant to this Agreement and attached as exhibits to this Agreement (the "TARGET ANCILLARY AGREEMENTS"). The execution, delivery and performance of this Agreement and the Target Ancillary Agreements have been duly and validly approved and authorized by Target's Board of Directors.

                           2.2.2        No filing,  authorization  or  approval,
governmental or otherwise, is necessary to enable Target to enter into, and to perform its obligations under, this Agreement and the Target Ancillary Agreements, except for (a) the filing of the Agreement of Merger with the California Secretary of State and the filing of the Certificate of Merger with the Delaware Secretary of State, and the filing of appropriate documents with the relevant authorities of other states in which Target is qualified to do business, if any, (b) such filings as may be required to comply with federal and state securities laws, and (c) the approval of the Target Shareholders of the transactions contemplated hereby.

                           2.2.3        This  Agreement and the Target Ancillary
Agreements are, or when executed by Target will be, valid and binding obligations of Target enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities; provided, however, that the Agreement of Merger will not be effective until filed with the California Secretary of State and the Certificate of Merger will not be effective until filed with the Delaware Secretary of State.

                  2.3      CAPITALIZATION.

                           2.3.1        The  authorized  capital stock of Target
is as follows: 13,000,000 shares of Target Common Stock, of which 11,915,875 shares are issued and outstanding, and 7,408,863 shares of Target Preferred Stock, of which 3,193,548 shares are designated as Target Series A Stock, of which 3,193,548 shares are issued and outstanding, and of which 4,215,315 shares are designated Target Series B Stock, of which 4,215,315 shares are issued and outstanding. Each share of Target Preferred Stock is convertible into one (1) share of Target Common Stock. A list of all holders of Target's outstanding capital stock (the "TARGET SHAREHOLDERS"), and the total number of shares of Target Common Stock and Target Preferred Stock (and the number of shares of each series of Target Preferred Stock) owned by each such Shareholder as of the Agreement Date, a description of any rights of Target to repurchase such shares, the dates on which such repurchase rights would terminate or lapse, and a description of any conditions or events which would result in the lapse or termination of any such repurchase rights, is set forth in SCHEDULE 2.3.1 to Target Disclosure Letter, and as of the Closing Date, there have been no changes in such holders, the shares held by them, or the existence and terms of such repurchase rights other than changes that are otherwise permitted by this Agreement that are disclosed in writing to Acquirer prior to the Closing Date. Except as disclosed in SCHEDULE 2.3.1, neither the consummation of the Merger or any other transactions contemplated by this Agreement or any of the other Target Ancillary Agreements, nor any action taken by Target in connection with such agreements or transactions, or the assumption of any Target Options by Acquirer, will result in any lapse or termination of any repurchase rights held by Target with respect to any Target Common Stock or Target Preferred Stock, or the inability of Acquirer or Target after the Effective Time to exercise any right or benefit held by Target prior to the Effective Time with respect to any Target Common Stock issued at or before the Effective Time. Except as disclosed on
SCHEDULE 2.3.1, during the two (2) year period immediately prior to the Agreement Date, Target has not redeemed, repurchased or otherwise reacquired any shares of its capital stock from any stockholder of Target. All issued and outstanding shares of Target Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission, and have been offered, issued, sold and delivered by Target in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws.

                           2.3.2        There  are  Target  Warrants  issued and
outstanding to purchase an additional 1,901,603 shares of Target Series B Stock. An aggregate of 4,000,000 shares of Target Common Stock are reserved and authorized for issuance pursuant to the Target Plan, of which options to purchase a total of 839,500 shares of Target Common Stock are outstanding.

                           2.3.3        A list of  all  holders of Target  Stock
and Warrants to purchase Target Series B Stock, and the number of shares and warrants held by each has been delivered by Target to Acquirer herewith as
SCHEDULE 2.3.3 to Target Disclosure Letter. Included in SCHEDULE 2.3.3 to Target Disclosure Letter is a true and complete list of all holders of all Target Options that are outstanding on the Agreement Date, the number of Target Options held by each such holder as of such date, the exercise price and vesting schedule of each Target Option held by each such person, and any conditions or events which would accelerate the vesting of any such Target Option or the shares purchased pursuant to such Target Option, or the lapse or termination of any repurchase right on such shares. The right to exercise any Target Options granted after the Agreement Date will vest over a four year period (or a three year period beginning on the first anniversary of the date of the grant of such option), on a linear monthly or quarterly basis, and no Target Options granted after the Agreement Date provide (or will provide) for (i) any acceleration of vesting in favor of the optionee or any lapse or termination of any repurchase right held by Target with respect to any shares issued or issuable under any such Target Option (other than by reason of the lapse of time during which the optionee is employed by or provides services to Target consistent with the foregoing provisions of this sentence); (ii) any additional benefits for the optionee under any such Target Option; (iii) the inability of Acquirer after the Effective Time to exercise (with respect to any Acquirer Option issued in the Merger or any shares of Acquirer Common Stock issuable upon exercise thereof) any right or benefit held by Target prior to the Effective Time with respect to any Target Option which was converted into such Acquirer Option in the Merger or with respect to the shares issuable upon exercise such Target Option, including, without limitation, the right to repurchase an optionee's unvested shares on termination of the optionee's or shareholder's employment, service or other relationship with Target. Except as may be expressly required by the terms of the Target Plan, Target has not authorized or provided for, or taken any action to authorize or provide for, the acceleration of the time during which any holder of any option, warrant or other right to purchase or acquire any share of capital stock of Target may exercise such option, warrant or right upon the occurrence of any condition or otherwise or upon which any right of Target to repurchase shares issued or issuable upon exercise of such option, warrant or the rights would lapse or terminate. Except as disclosed in SCHEDULE 2.3.3, neither the consummation of the Merger or any other transactions contemplated by this Agreement or any of the other Target Ancillary Agreements, nor any action taken by Target in connection with such agreements or transactions, or the assumption of any Target Options by Acquirer, will result in (i) any acceleration of vesting in favor of any optionee under any Target Option or any lapse or termination of any repurchase right held by Target with respect to any shares issued or issuable under any Target Option; (ii) any additional benefits for any optionee under any Target Option; (iii) the inability of Acquirer after the Effective Time to exercise any right or benefit held by Target prior to the Effective Time with respect to any Target Option assumed by Acquirer or with respect to the shares issuable upon exercise thereof, including, without limitation, the right to repurchase an optionee's unvested shares on termination of the optionee's or shareholder's employment, service or other relationship with Target; or (iv) a breach of the Target Plan or Target Option or any agreement entered into in connection therewith. The Target Plan (and any change in (a) the number of shares reserved under the Target Plan or (b) the eligible participants under the Target Option Plan) has been duly and validly approved
(i) by Target's Board of Directors and (ii) by Target Shareholders, and with respect to the Target Plans (or any such change) such Shareholder approval was obtained within one (1) year of the date on which the Target Plan was approved by Target's Board of Directors. Target has not adopted any plan for granting options to purchase capital stock of the Target other than the Target Plan.

                           2.3.4        Except  as set  forth  in this  Section,
there are no options, warrants, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase any of Target's authorized but unissued capital stock or any securities convertible into or exchangeable for shares of Target Stock or obligating Target to grant, extend, or enter into any such option, warrant, call, right, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid.

                  2.4 NO VOTING ARRANGEMENTS OR REGISTRATION RIGHTS. There are no voting agreements, voting trusts, proxies, preemptive rights, rights of first refusal, rights of first offer or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of Target's outstanding securities or to the conversion of any shares of Target Stock in the Merger pursuant to any agreement or obligation to which Target is a party or, to the knowledge of Target, pursuant to any other agreement or obligation, except for the Voting Agreements referred to in Recital B above. Target is not under any obligation to register under the 1933 Act any of its presently outstanding shares of stock or other securities or any stock or other securities that may be subsequently issued.

                  2.5 SUBSIDIARIES. Target does not have any subsidiaries or any interest, direct or indirect, in any corporation, partnership, joint venture or other business entity.

                  2.6 NO VIOLATION OF EXISTING AGREEMENTS. Neither the execution and delivery of this Agreement nor any Target Ancillary Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Articles of Incorporation or Bylaws of Target, as currently in effect, (b) any material instrument, agreement or contract to which Target is a party or by which Target is bound, or (c) to the knowledge of Target, any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Target or its assets or properties. The consummation of the Merger and the transfer to Acquirer of all material rights, licenses, franchises, leases and agreements of Target will not require the consent of any third party.

                  2.7 LITIGATION. Except as disclosed on SCHEDULE 2.7 to Target Disclosure Letter, there is no action, proceeding, claim or investigation pending against Target (or against any officer, director, employee or agent of Target in their capacity as such or relating to their employment, services or relationship with Target) before any court or administrative agency that if determined adversely to Target may reasonably be expected to have a Material Adverse Effect on Target, nor, to the best of Target's knowledge, has any such action, proceeding, claim or investigation been threatened. There is no judgment, decree, injunction, rule or order of any governmental entity or agency, court or arbitrator outstanding against Target (other than judgments, decrees, injunctions, rules or orders first rendered or entered against Target after the Agreement Date which could not reasonably be expected to have a Material Adverse Effect on Target and that could not prevent, enjoin, or materially alter or delay the consummation of the Merger or any other transaction contemplated by this Agreement or any Target Ancillary Agreement). There is, to the best of Target's knowledge, no reasonable basis for any shareholder or former shareholder of Target, or any other person, firm, corporation, or entity, to assert a claim against Target or Acquirer based upon:
(a) ownership or rights to ownership of any shares of Target Stock (except for dissenter's rights with respect to shares of Acquirer Common Stock issuable by virtue of the Merger), (b) any rights as a Target Shareholder, including any option or preemptive rights or rights to notice or to vote, (c) any rights under any agreement among Target and its shareholders or (d) Target's entering into this Agreement or any Target Ancillary Agreement or consummating the Merger or any of the transactions contemplated by this Agreement or any Target Ancillary Agreement.

                  2.8 TAXES. Target has timely filed all federal, state, local and foreign tax returns required to be filed, has paid all taxes required to be paid in respect of all periods for which returns have been filed, has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable tax returns, has made all necessary estimated tax payments, and has no material liability for taxes in excess of the amount so paid or accruals or reserves so established. Target is not delinquent in the payment of any tax or delinquent in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed. No tax return of Target has ever been audited by the Internal Revenue Service or any state taxing agency or authority. Target has withheld with respect to each of its employees and independent contractors all taxes, including but not limited to federal and state income taxes, FICA, Medicare, FUTA and other taxes, required to be withheld, and paid such withheld amounts to the appropriate tax authority within the time prescribed by law. Target has provided to Acquirer true and complete copies of all tax returns, including foreign, federal and state income or franchise tax returns and state sales and use tax returns with respect to Target or any of its assets or operations, for all periods since (or beginning on) January 1, 1997. For the purposes of this Section, the terms "TAX" and "TAXES" include all federal, state, local and foreign income, gains, franchise, excise, property, sales, use, employment, license, payroll, occupation, recording, value added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax and (b) the term "RETURNS" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed with connection with, any taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

                  2.9 TARGET FINANCIAL STATEMENTS. Target has delivered to Acquirer as SCHEDULE 2.9 to Target Disclosure Schedule Target's unaudited balance sheet (the "BALANCE SHEET") as of December 31, 1999 (the "BALANCE SHEET DATE") and income statement for the year then ended (collectively the "FINANCIAL STATEMENTS"). The Financial Statements (a) are in accordance with the books and records of Target, (b) fairly present the financial condition of Target at the date therein indicated and the results of operations for the period therein specified and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. Target has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the Financial Statements, except for those that may have been incurred after the Balance Sheet Date in the ordinary course of its business, consistent with past practice and that are not material in amount either individually or collectively. All reserves established by Target and set forth in or reflected in the Balance Sheet were established in accordance with generally accepted accounting principles consistently applied. At the Balance Sheet Date, there were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which are not adequately provided for in the Balance Sheet as required by said Statement No. 5. SCHEDULE 2.9 to Target Disclosure Letter sets forth all liabilities and debts to Target or any subsidiary thereof from any holder of Target Preferred Stock, Target Common Stock or Target Options, including, the dollar amount of each such liability, the date or dates on which such amounts are due and payable and the rate of interest, if any, on such liability or debt.

                  2.10 TITLE TO PROPERTIES. Target has good and marketable title to all of its assets as shown on the Balance Sheet, free and clear of all liens, charges, restrictions or encumbrances (other than for taxes not yet due and payable). All machinery and equipment included in such properties is in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Target is a party are fully effective and afford Target peaceful and undisturbed possession of the subject matter of the lease. Target is not in material violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, or has received any notice of violation with which it has not complied. Target does not own any real property.

                  2.11 ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, there has not occurred with respect to Target :


                           (a)      any  material adverse change,  or occurrence
of any event or condition that is reasonably likely to result in a Material Adverse Effect on Target, whether or not arising in the ordinary course of business;

                           (b)      any  contingent  liability incurred  thereby
as a guarantor or otherwise with respect to the obligations of others;

                           (c)      any mortgage, encumbrance or  lien placed on
any of the properties thereof;

                           (d)      any   material   obligation   or   liability
incurred thereby in excess of $50,000 other than obligations and liabilities incurred in the ordinary course of business;

                           (e)      any  obligation  or  liability  incurred  in
respect of any indebtedness for borrowed money in excess of $50,000;

                           (f)      issuance  or  sale  of  any  debt or  equity
securities of Target or any options, warrants or other rights to acquire from Target, directly or indirectly, any debt or equity securities of Target (other than grants of Target Options disclosed in SCHEDULE 2.3.3 to Target Disclosure Letter);

                           (g)      any change or  increase in the  compensation
payable or to become payable to any of the officers, directors, or employees of Target, or any bonus or pension, insurance or other benefit payment or arrangement (including without limitation stock awards, stock appreciation rights or stock option grants) made to or with any of such officers, employees or agents except changes in compensation not to exceed ten percent in connection with normal employee salary or performance reviews or otherwise in the ordinary course of Target's business;

                           (h)      entering into, amendment of, relinquishment,
termination or non-renewal by Target of any contract, lease, transaction, commitment or other right or obligation other than in the ordinary course of its business, consistent with past practices, or the receipt by Target of any written or oral indication or assertion by the other party thereto of problems of a material nature with Target's products, services or performance under such contract, lease, transaction, commitment or other right or obligation or its desire to amend, relinquish, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation;

                           (i)      material  change  in  the  manner  in  which
Target extends discounts or credits to customers or otherwise deals with its customers;

                           (j)      entering into by Target of any  transaction,
contract or agreement that by its terms requires or contemplates a current and/or future financial commitment, expense or obligation on the part of Target involving in excess of $50,000 or that is not entered into in the ordinary course of Target's business consistent with its past practices, or the conduct of any business or operations other than in the ordinary course of Target's business consistent with its past practices;

                           (k)      any  license,  transfer or grant of a  right
under any Target IP Rights (as defined in Section 2.14 below), other than those licensed, transferred or granted in the ordinary course of Target's business consistent with its past practices;

                           (l)      any  agreement or arrangement made by Target
to take any action which, if taken prior to the Agreement Date, would have made any representation or warranty of Target set forth in Article 2 of this Agreement untrue or incorrect as of the date when made;

                           (m)      any  purchase,  license  or  sale  or  other
disposition, or any agreement or other arrangement for the purchase, license or sale or other disposition, of any of the properties or assets thereof other than sale of inventory in the ordinary course of business;

                           (n)      any damage,  destruction   or loss,  whether
or not covered by insurance, materially and adversely affecting the properties, assets or business thereof;

                           (o)      any  declaration, setting  aside or  payment
of any dividend on, or the making of any other distribution in respect of, the capital stock thereof, any split, combination or recapitalization of the capital stock thereof or any direct or indirect redemption, purchase or other acquisition of the capital stock thereof;

                           (p)      any  labor  dispute or claim of unfair labor
practices, any change in the compensation payable or to become payable to any of its officers, employees or agents, or any bonus payment or arrangement made to or with any of such officers, employees or agents;

                           (q)      any  change  in   the  composition  of   the
management team or supervisory or other key personnel thereof;

                           (r)      any payment or discharge of  a material lien
or liability thereof which lien was not either shown on the Balance Sheet or incurred in the ordinary course of business thereafter; or

                           (s)      any obligation or liability incurred thereby
to any of its officers, directors or shareholders or any loans or advances made thereby to any of its officers, directors or shareholders except normal compensation and expense allowances payable to officers.

                  2.12 CONTRACTS AND COMMITMENTS. SCHEDULE 2.12 to Target Disclosure Letter sets forth a list of each of the following written or oral contracts, agreements, commitments or other instruments to which Target is a party or to which Target or any of their respective assets or properties is bound:

                           (a)      any  distributor,  OEM  (Original  Equipment
Manufacturer), VAR (Value Added Reseller), sales representative or similar agreement under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for, any product or technology of Target or marketed by Target;
                           (b)      any   continuing  contract  for  the  future
purchase, sale, license, provision or manufacture of products, material, supplies, equipment or services requiring payment to or from Target in an amount in excess of $50,000 per annum which is not terminable on ninety (90) days' or less notice without cost or other liability to Target (other than non-exclusive licenses granted by Target in the ordinary course of business consistent with past practices, on terms consistent in all material respects (other than the dollar amount of license fees and royalties) with the forms of license agreements provided to counsel to Acquirer prior to the Agreement Date);

                           (c)      any contract or  commitment in which  Target
has granted or received manufacturing rights, most favored customer pricing provisions or exclusive marketing rights relating to any product or service, any group of products or services or any territory;

                           (d)      any  contract  providing for the development
of software, semiconductor designs or other technology or intellectual property for Target, or the license of any software, semiconductor designs, other technology or intellectual property to Target, which software, semiconductor designs, other technology or intellectual property is used or incorporated in any product currently sold, licensed, leased, distributed or marketed by Target or any service currently provided or marketed by Target or is contemplated to be used or incorporated in any products to be sold, licensed, leased, distributed or marketed or services to be provided or marketed by Target;

                           (e)      any joint venture or partnership contract or
agreement or other agreement which has involved or is reasonably expected to involve a sharing of profits or losses with any other party;

                           (f)      any  contract or commitment for or  relating
to the employment of any officer, employee or consultant of Target or any other type of contract or understanding with any officer, employee or consultant of Target that is not immediately terminable by Target (or such subsidiary, as the case may be) without cost or other liability, and any contract or understanding with any independent contractor or consultant providing services in connection with any Target IP Rights (as defined in Section 2.14) or the development of any product, or feature or component thereof, by or for Target;

                           (g)      any   indenture,   mortgage,   trust   deed,
promissory note, loan agreement, security agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

                           (h)      any  lease  or other  agreement  under which
Target is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $50,000 per annum;

                           (i)      any agreement or arrangement for the sale of
any assets, properties, services or rights having a value in excess of $50,000, other than in the ordinary course of Target's business consistent with its past practices;
                           (j)      any  agreement  that  restricts or prohibits
Target from freely engaging in any aspect of its business, from participating or competing in any line of business or that restricts Target from engaging in any business in any geographic area;

                           (k)      any  Target IP  Rights Agreement (as defined
in Section 2.14);

                           (l)      any agreement relating to the sale,issuance,
grant, exercise, award, purchase, repurchase or redemption of any shares of capital stock or other securities of Target or any options, warrants or other rights to purchase or otherwise acquire any such shares of stock, other securities or options, warrants or other rights therefor;

                           (m)      consulting or similar  agreement under which
Target provides any advice or services to a customer of Target for an annual compensation to Target (or such subsidiary, as the case may be) of $50,000 per year or more;
                           (n)      any contract with or commitment to any labor
union;

                           (o)      any  contract  or  arrangement  under  which
Target has made any commitment to develop any new technology, to deliver any software currently under development or to enhance or customize any software (other than agreements to deliver updates or upgrades on terms and conditions described in SCHEDULE 2.12 to Target Disclosure Letter); or

                           (p)      any other  agreement,  contract,  commitment
(whether verbal or in writing) or instrument that is material to the business of Target or that involves a future commitment by Target in excess of $50,000.

                  A copy of each agreement or document required by this Section to be listed on SCHEDULE 2.12 to Target Disclosure Letter (such agreements and documents being hereinafter collectively referred to as the "TARGET MATERIAL AGREEMENTS") has been delivered to Acquirer's counsel.

                  2.13 NO DEFAULT; NO CONSENT REQUIRED; NO RESTRICTIONS. Target is not in breach or default under any Target Material Agreement (except for breaches and defaults that in the aggregate have not had, and would not reasonably be expected to have, a Material Adverse Effect on Target). Target is not a party to any contract, agreement or arrangement which has had, or, to the knowledge of Target, could reasonably be expected to have, a Material Adverse Effect on Target. Target has no material liability for renegotiation of government contracts or subcontracts, if any. No consent or approval of any third party is required to ensure that, following the Effective Time, any Target Material Agreement will continue to be in full force and effect without any breach or violation thereof caused by virtue of the Merger or by any other transaction called for by this Agreement, the Agreement of Merger or any Target Ancillary Agreement. Neither Target's entering into this Agreement nor the consummation of the Merger will give rise to, or trigger the application of, any material rights of any party to any Target Material Agreement. Target is not a party to, and no asset or property of Target is bound or affected by, any judgment, injunction, order, decree, contract, covenant or agreement (noncompete or otherwise) that restricts or prohibits (or purports to restrict or prohibit) Target from freely engaging in any business now conducted it or from competing anywhere in the world (including without limitation any contracts, covenants or agreements restricting the geographic area in which Target may sell, license, market, distribute or support any products or technology or provide services, or restricting the markets, customers or industries that Target may address in operating its business), or includes any grants of exclusive licenses. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (a) result in a violation or breach by Target or, to Target's knowledge, any other party, of any of the provisions of any Target Material Agreement, (b) give any third party
(i) the right to declare a default or exercise any remedy under any Target Material Agreement, (ii) the right to a rebate, chargeback, penalty or change in delivery schedule under any Target Material Agreement, (iii) the right to accelerate the maturity or performance of any obligation of Target under any Target Material Agreement, or (iv) the right to cancel, terminate or modify any Target Material Agreement, except in each such case for violations, breaches, defaults, acceleration rights, termination rights and other rights that in the aggregate have not had, and could not reasonably be expected to have, a Material Adverse Effect on Target. Since December 31, 1998 and prior to the date of this Agreement, Target has not received any written communication or notice or, to Target's knowledge, any other communication, regarding any actual or possible material violation or material breach of, or default under, any Target Material Agreement.

                  2.14     INTELLECTUAL PROPERTY.

                           2.14.1   Target  owns,  or  has  the  valid  right or
license to use, possess, sell or license, all Intellectual Property Rights (as defined below) necessary or required for the conduct of the business of Target as presently conducted, and such rights to use, possess, sell or license are sufficient for such conduct of such business. As used herein: (i) the term "INTELLECTUAL PROPERTY RIGHTS" means, collectively, all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, service marks, trademark and service mark registrations and applications therefor, trade dress rights, trade names, copyrights, copyright registrations and applications therefor, mask work rights, mask work registrations and applications therefor, franchises, licenses, inventions, trade secrets, know-how, customer lists, supplier lists, proprietary processes and formulae, software source and object code, algorithms, net lists, architectures, structures, screen displays, layouts, inventions, development tools, designs, blueprints, specifications, technical drawings (or similar information in electronic format) and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, programmers' notes, memoranda and records; and (ii) the term "TARGET IP RIGHTS" means the Intellectual Property Rights that Target owns or has the right or license to use, possess, sell or license.

                           2.14.2   The  execution,  delivery  and   performance
of this Agreement, the Agreement of Merger and the consummation of the Merger and the other transactions contemplated hereby and/or by Target Ancillary Agreements will not constitute a material breach of or default under any instrument, contract, license or other agreement governing any Target IP Right to which Target is a party (collectively, the "TARGET IP RIGHTS AGREEMENTS"), will not cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Target IP Right or materially impair the right of Target or the Surviving Corporation to use, possess, sell or license any Target IP Right or portion thereof. There are no royalties, honoraria, fees or other payments payable by Target to any third person by reason of the ownership, use, possession, license, sale or disposition of any Target IP Rights by Target.

                           2.14.3   Except  as  disclosed  in  SCHEDULE  2.14.3,
neither the manufacture, marketing, licensing, sale, offer for sale, importing, furnishing or use of any product or service currently manufactured, marketed, licensed, sold, offered for sale, imported, furnished, provided, used by Target or currently under development by Target violates any license or agreement between Target and any third party or infringes or misappropriates any Intellectual Property Right of any other party. There is no pending or, to the knowledge of Target, threatened claim or litigation contesting the validity, ownership or right of Target to manufacture, market, license, sell, offer to sell, import, furnish, use, possess or dispose of any Target IP Right or any other Intellectual Property Rights used or embodied in any product marketed or licensed, or under development, by Target, nor, to the knowledge of Target, is there any basis for any such claim, nor has Target received any notice asserting that any Target IP Right or the proposed manufacture, use, sale, offer for sale, import, license or disposition thereof, or of any other Intellectual Property Rights used or embodied in any product marketed or licensed, or under development, by Target, conflicts or will conflict with the rights of any other party, nor, to the knowledge of Target, is there any basis for any such assertion.

                           2.14.4   [Intentionally omitted.]

                           2.14.5   Target  has  taken  all  measures  customary
and standard in its industry to protect, preserve and maintain the secrecy and confidentiality of Target IP Rights and all Target's proprietary rights therein. All officers, employees and consultants of Target having access to proprietary information have executed and delivered to Target an agreement regarding the protection of such proprietary information and the assignment of inventions to Target; and copies of the form of all such agreements have been delivered to Acquirer's counsel. Target has secured valid written assignments from all consultants and employees who were involved in, or who contributed to, the creation or development of any Target IP Rights, or any other Intellectual Property Rights used or embodied in any product marketed or licensed, or under development, by Target, of the rights to such contributions that Target does not already own by operation of law. No current or former employee, officer, director, consultant or independent contractor of Target or any subsidiary of Target has any right, license, claim or interest whatsoever in or with respect to any Target IP Rights.

                           2.14.6   SCHEDULE  2.14.6    to   Target   Disclosure
Letter contains a complete list of: (i) all worldwide registrations of any patents, copyrights, mask works, trademarks and service marks with any governmental authority; (ii) all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by Target to secure, perfect or protect its interest in any Target IP Rights, including without limitation all patent applications, copyright applications, and applications for registration of trademarks and service marks; and (iii) all unregistered copyrights, trademarks and service marks. All patents and all registered trademarks, service marks and copyrights held by Target are valid, enforceable and subsisting.

                           2.14.7   SCHEDULE  2.14.7   to    Target   Disclosure
Letter contains a complete list of: (i) all licenses, sublicenses and other agreements as to which Target is a party and pursuant to which any person is authorized to use any Target IP Rights, and (ii) all licenses, sublicenses and other agreements to which Target is a party and pursuant to which Target is authorized to use any third party Intellectual Property Rights, including software ("THIRD PARTY IP RIGHTS") which would be infringed by, embody or are incorporated in, or form a part of, any product or service sold, licensed, distributed or marketed by Target.

                           2.14.8   To   Target's   knowledge,   there   is   no
unauthorized use, disclosure, infringement or misappropriation of any Target IP Rights or any Intellectual Property Right of Target by any third party, including any employee or former employee of Target. Except as disclosed on
SCHEDULE 2.14.8, Target has not agreed to indemnify any person for any infringement of any Intellectual Property Rights of any third party by any product or service that has been purchased, sold, licensed, leased, supplied or provided by Target.

                           2.14.9   Neither  Target,  nor, to  the  knowledge of
Target, any other party acting on its or their behalf, has disclosed or delivered to any party, or permitted the disclosure or delivery to any escrow agent or other party of any Target Source Code (as defined below). No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the disclosure or delivery to any party of any Target Source Code. SCHEDULE 2.14.9 of Target Disclosure Letter identifies each contract, agreement and instrument (written or oral) pursuant to which Target has deposited, or is or may be required to deposit, with an escrowholder or any other party, any Target Source Code and further describes whether the execution of this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby, in and of itself, would reasonably be expected to result in the release from escrow of any Target Source Code. As used in this Section 2.14.8, "TARGET SOURCE CODE" means, collectively, any source code, or any material portion or aspect of the source code, or any material proprietary information or algorithm contained in or relating to any source code, of any Target IP Rights or any other product marketed or licensed, or under development, by Target.

                           2.14.10  To Target's knowledge, all software licensed
by Target and all other products manufactured, used, sold, offered for sale, licensed, leased, imported or delivered by Target and all services provided by Target to customers conform in all material respects to applicable contractual commitments, express and implied warranties, product specifications and product documentation and to any representations provided to customers regarding such software, products or services and Target does not have any material liability (and, to Target's knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Target giving rise to any liability that could have a Material Adverse Effect on Target) for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected on the Balance Sheet. Except as expressly set forth in SCHEDULE 2.14.10 to Target Disclosure Letter, no software licensed by Target or any product manufactured, sold, leased or delivered by Target and no service provided by Target to customers is subject to any guaranty, warranty or other indemnity or rights of return or exchange. All sales and licenses by Target (or any subsidiary thereof) of software or products have been made on the terms set forth in the forms of licenses and other agreements provided to Acquirer and its counsel prior to the Agreement Date, and there are no material terms of such sale and licenses (other than terms implied by law in all such licenses) that are not set forth in such forms. Since January 1, 1998, Target has not had any of its respective products returned by a purchaser thereof except for normal warranty returns consistent with past history and those returns that would not result in a reversal of any material amount of revenue recognized by Target on any of its financial statements from such purchases. Target is not under any liability or obligation, and no such outstanding claim has been made, with respect to the return of inventory or products in the possession of customers, licensees, distributors, retailers, or end-users, except such liabilities, obligations and claims as, in the aggregate, do not exceed $100,000.

                           2.14.11  All of the  software  products  developed by
Target are Year 2000 Compliant (as defined below). "YEAR 2000 COMPLIANT" means, as applied to a software product, that: (i) such software product will operate and correctly store, represent and process (including sort) all dates (including single and multi-century formulas and leap year calculations), such that errors will not occur when the date being used is in the Year 2000, or in a year preceding or following the Year 2000; (ii) such software product has been written and tested to support numeric and date transitions from the twentieth century to the twenty-first century, and back (including without limitation all calculations, aging, reporting, printing, displays, reversals, disaster and vital records recoveries) without error, corruption or impact to current and/or future operations; and (iii) such software product will function without error or interruption related to any date information, specifically including errors or interruptions from functions which may involve date information from more than one century, in each case except where the same could not reasonably be expected to have a Material Adverse Effect on Target. Target will not be required to incur any material expense to make any one or more of its products Year 2000 Complaint.

                  2.15 COMPLIANCE WITH LAWS. Target has complied and is or will be at the Closing Date in compliance, in all material respects with all applicable laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to it or to the assets, properties, and business thereof (the violation of which would have a Material Adverse Effect on Target), including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state, and local laws, ordinances, regulations, and all orders, writs, injunctions, awards, judgments, and decrees pertaining to (i) the sale, licensing, leasing, ownership, or management of its owned, leased or licensed real or personal property, products and technical data, (ii) employment and employment practices, terms and conditions of employment, and wages and hours and (iii) safety, health, fire prevention, environmental protection, toxic waste disposal, building standards, zoning and other similar matters (c) the Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data and (d) the Immigration Reform and Control Act. Target has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business. To the best of Target's knowledge, there are no legal or administrative proceedings or investigations pending or threatened, that, if enacted or determined adversely to Target, would result in any Material Adverse Effect on Target. Target holds all permits, licenses and approvals from, and has made all filings with, government agencies and authorities, that are necessary in connection with its present business ("GOVERNMENTAL PERMITS") and all such Governmental Permits are in full force and effect, except where the failure to hold any such Governmental Permit or make such filings has not had, and could not reasonably be expected to have, a Material Adverse Effect on Target. Target has not received any notice or other communication from any Governmental Authority regarding (a) any actual or possible violation of law or any Governmental Permit or any failure to comply with any term or requirement of any Governmental Permit, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Permit. Neither Target nor any director, officer, agent or employee of Target has, for or on behalf of Target, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity,
(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

                  2.16 CERTAIN TRANSACTIONS AND AGREEMENTS. None of the officers or directors of Target, nor, to the knowledge of Target, any member of their immediate families, has any direct or indirect ownership interest in any firm or corporation that competes with Target (except with respect to any interest in less than one percent of the stock of any corporation whose stock is publicly traded). None of said officers or directors, or, to the knowledge of Target, any member of their immediate families, is directly or indirectly interested in any contract or informal arrangement with Target, except for normal compensation for services as an officer, director or employee thereof. None of said officers or directors or, to the knowledge of Target, family members has any ownership interest in any property, real or personal, tangible or intangible, including inventions, patents, copyrights, trademarks or trade names or trade secrets, used in or pertaining to the business of Target, except for the normal rights of a shareholder.

                  2.17.    EMPLOYEES, ERISA AND OTHER COMPLIANCE.

                           2.17.1       Except as  set forth in SCHEDULE  2.17.1
to Target Disclosure Letter, Target does not have any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). All officers, employees and consultants of Target having access to proprietary information have executed and delivered to Target an agreement regarding the protection of such proprietary information and the assignment of inventions to Target; copies of the form of all such agreements have been delivered to Acquirer's counsel. All independent contractors have been properly classified as independent contractors for the purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable law.

                           2.17.2       Target  (i) has  not  ever  been  or  is
now subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees, (iii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, or (iv) has no current labor disputes. Target has good labor relations, and has no knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a material adverse effect on such labor relations, and has no knowledge that any of its key employees intends to leave its employ.

                           2.17.3       SCHEDULE  2.17.3  to  Target  Disclosure
Letter identifies (i) each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (ii) all other written or formal plans or agreements involving direct or indirect compensation or benefits (including any employment agreements entered into between Target and any employee of Target, but excluding workers' compensation, unemployment compensation and other government-mandated programs) currently or previously maintained, contributed to or entered into by Target under which Target or any ERISA Affiliate (as defined below) thereof has any present or future obligation or liability (collectively, the "TARGET EMPLOYEE Plans"). For purposes of this Section 2.17, "ERISA AFFILIATE" shall mean any entity which is a member of (A) a "controlled group of corporations," as defined in Section 414(b) of the Code, (B) a group of entities under "common control," as defined in Section 414(c) of the Code, or (C) an "affiliated service group," as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes Target. Copies of all Target Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof (including summary plan descriptions) have been delivered to Acquirer or its counsel, together with the three most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) prepared in connection with any such Target Employee Plan. All Target Employee Plans which individually or collectively would constitute an "employee pension benefit plan," as defined in Section 3(2) of ERISA (collectively, the "TARGET PENSION PLANS"), are identified as such in SCHEDULE 2.17.3. All contributions due from Target with respect to any of the Target Employee Plans have been made as required under ERISA or have been accrued on Target's financial statements as of December 31, 1999. Each Target Employee Plan has been maintained substantially in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such Target Employee Plans.

                           2.17.4       No Target  Pension  Plan constitutes, or
has since the enactment of ERISA constituted, a "multiemployer plan," as defined in Section 3(37) of ERISA. No Target Pension Plans are subject to Title IV of
ERISA.  No  "prohibited  transaction,"  as defined  in  Section  406 of ERISA or
Section 4975 of the Code, has occurred with respect to any Target Employee Plan which is covered by Title I of ERISA which would result in a material liability to Target, excluding transactions effected pursuant to a statutory or administrative exemption. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Target Employee Plan has or will make Target or any officer or director of Target subject to any material liability under Title I of ERISA or liable for any material tax (as defined in Section 2.8) or penalty pursuant to Sections 4972, 4975, 4976 or 4979 of the Code or Section 502 of ERISA.

                           2.17.5       Any   Target   Pension  Plan   which  is
intended to be qualified under Section 401(a) of the Code (a "TARGET 401(A) PLAN") is so qualified and has been so qualified during the period from its adoption to date, and the trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Target has delivered to Acquirer or its counsel a complete and correct copy of the most recent Internal Revenue Service determination letter with respect to each Target 401(a) Plan.

                           2.17.6       SCHEDULE  2.17.6  to  Target  Disclosure
Letter lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which (A) is not a Target Employee Plan, (B) is entered into, maintained or contributed to, as the case may be, by Target and (C) covers any employee or former employee of Target . Such contracts, plans and arrangements as are described in this Section 2.17.6 are herein referred to collectively as the "TARGET BENEFIT ARRANGEMENTS." Each Target Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Target Benefit Arrangement. Target has delivered to Acquirer or its counsel a complete and correct copy or description of each Target Benefit Arrangement.

                           2.17.7       There has been no amendment to,  written
interpretation or announcement (whether or not written) by Target relating to, or change in employee participation or coverage under, any Target Employee Plan or Target Benefit Arrangement that would increase materially the expense of maintaining such Target Employee Plan or Target Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 1999.

                           2.17.8       Target   has   provided,  or  will  have
provided prior to the Closing, to individuals entitled thereto all required notices and coverage pursuant to Section 4980B of the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no material Tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees (or their beneficiaries) of Target.

                           2.17.9       No benefit  payable  or which may become
payable by Target pursuant to any Target Employee Plan or any Target Benefit Arrangement or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

                           2.17.10      Target is in  compliance in all material
respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, but not including ERISA.

                           2.17.11      To Target's  knowledge,  no  employee of
Target is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other contract or agreement, or any restrictive covenant relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others.

                           2.17.12      A  list of  all employees,  officers and
consultants  of Target and their current  compensation  is set forth on SCHEDULE
2.17.12 to Target Disclosure Letter, which has been delivered to Acquirer.

                           2.17.13      Target  is  not  a  party  to  any   (a)
agreement with any executive officer or other key employee thereof (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Target in the nature of any of the transactions contemplated by this Agreement and the Agreement of Merger,
(ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement and the Agreement of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement and the Agreement of Merger.

                           2.17.14      To  Target's  knowledge,  no   employee,
consultant or independent contractor of Target has developed any technology, software or other copyrightable, patentable, or otherwise proprietary work for Target that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including without limitation Intellectual Property Rights) in such technology, software or other copyrightable, patentable or otherwise proprietary work.

                           2.17.15      There  are  no  material  pending claims
against Target under any workers' compensation plan or policy or for long-term disability.

                  2.18 CORPORATE DOCUMENTS. Target has made available to Acquirer for examination all documents and information listed in the Target Disclosure Letter or other Exhibits called for by this Agreement which has been requested by Acquirer's legal counsel, including, without limitation, the following: (a) copies of Target's Certificate of Incorporation and Bylaws as currently in effect; (b) its Minute Book containing all records of all proceedings, consents, actions, and meetings of the shareholders, the board of directors and any committees thereof; (c) its stock ledger and journal reflecting all stock issuances and transfers; and (d) all permits, orders, and consents issued by any regulatory agency with respect to Target, or any securities of Target, and all applications for such permits, orders, and consents.

                  2.19 NO BROKERS. Except as set forth on SCHEDULE 2.19 to Target Disclosure Letter, Target is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement, the Agreement of Merger or the Certificate of Merger or in connection with any transaction contemplated hereby or thereby.

                  2.20 DISCLOSURE. Neither this Agreement, its exhibits and schedules, nor any of the certificates or documents to be delivered by Target to Acquirer under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

                  2.21 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Target for inclusion in the Notice Materials and the Information Statement (both as defined in Section 4.6 below), at the date such information is supplied and at the time of the meeting of the Target Shareholders (or a written consent of the Target Shareholders) to be held to approve the Merger, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  2.22     BOOKS AND RECORDS.

                           2.22.1       The  books,   records  and  accounts  of
Target (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Target, and (d) accurately and fairly reflect the basis for the Financial Statements.

                           2.22.2       Target  has  devised  and   maintains  a
system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary
(i) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and (ii) to maintain accountability for assets, and (c) the amount recorded for assets on the books and records of Target is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  2.23 INSURANCE. Target maintains and at all times during the prior three years has maintained fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance which it believes to be prudent for its business. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in compliance with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

                  2.24     ENVIRONMENTAL MATTERS.

                           2.24.1       To Target's knowledge, during the period
that Target has leased or owned its properties or owned or operated any facilities, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities. Target has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to Target having taken possession of any of such properties or facilities. For the purposes of this Agreement, the terms "DISPOSAL," "release," and "THREATENED RELEASE" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA"). For the purposes of this Agreement "HAZARDOUS MATERIALS" shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous materials," "toxic substance" or "hazardous chemical" under (1) CERCLA; (2) any similar federal, state or local law; or (3) regulations promulgated under any of the above laws or statutes.

                           2.24.2       To  Target's  knowledge,  none  of   the
properties or facilities of Target is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that Target have owned or leased its properties and facilities, neither Target nor, to Target's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials.

                           2.24.3       During  the time  that Target have owned
or leased its properties and facilities, there has been no litigation brought or threatened against Target by, or any settlement reached by Target with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

                  2.25 TRADE REGULATION. Target has not terminated its relationship with or refused to ship its products to any dealer, distributor, OEM, third party marketing entity or customer which had theretofore paid or been obligated to pay Target in excess of $50,000 over any consecutive twelve (12) month period. All of the prices charged by Target in connection with the marketing or sale of any products or services have been in compliance in all material respects with all applicable laws and regulations. No claims against Target have been communicated or threatened in writing to Target with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and to the best of Target's knowledge, no specific situation, set of facts, or occurrence provides any basis for any such claim.

                  2.26 ACCOUNTS RECEIVABLE. Subject to any reserves set forth in the Balance Sheet, the accounts receivable shown on the Balance Sheet represent bona fide claims against debtors for sales and other charges, and are not subject to any right of offset or to any discount except for normal cash and immaterial trade discounts.

                  2.27 VOTING AGREEMENT; IRREVOCABLE PROXIES. All of the directors of Target, and the holders of at least (a) a majority of the issued and outstanding shares of Target Common Stock, (b) a majority of the issued and outstanding shares of Target Preferred Stock, and (c) a majority of the issued and outstanding shares of each series of Target Series A Stock and Target Series B Stock, have agreed in writing to vote for approval of the Merger pursuant to Voting Agreements and pursuant to Irrevocable Proxies attached as Exhibit A thereto ("IRREVOCABLE PROXIES").

                  2.28 VOTE REQUIRED. The affirmative votes of the holders of: (a) a majority of the shares of Target Common Stock that are issued and outstanding on the Record Date (as defined below), plus (b) a majority of the shares of Target Preferred Stock that are issued and outstanding on the Record Date, plus (c) a majority of the shares of Target Series A Stock and Target Series B Stock that are issued and outstanding on the Record Date, voting in each case as a separate series, are the only votes of the holders of any of the shares of Target's capital stock necessary to approve this Agreement, the Merger, the Agreement of Merger and the other transactions contemplated by this Agreement. As used in this Section 2.28, the term "RECORD DATE" means the record date for determining those shareholders of Target who are entitled to vote at Target Shareholders' Meeting or at any action taken by written consent of Target Shareholders without a meeting under applicable law.

                  2.29 BOARD APPROVAL. A majority of the Board of Directors of Target has (i) approved this Agreement, the Agreement of Merger, all Target Ancillary Agreements and the Merger, and (ii) determined that such agreements and the Merger are in the best interests of the Target Shareholders and are on terms that are fair to such Shareholders.

                  2.30 NO EXISTING DISCUSSIONS. Neither Target, nor any director or officer of Target, nor any other person acting on behalf of Target, as of the date of this Agreement and as of the Effective Time, as applicable, is engaged, directly or indirectly, in any discussions or negotiations with any third party relating to any Acquisition Transaction (as defined in Section 4.8(a).

         3.       REPRESENTATIONS AND WARRANTIES OF ACQUIRER

                  Acquirer hereby represents and warrants that, except as set forth on the Acquirer disclosure letter dated as of the Agreement Date (the "ACQUIRER DISCLOSURE LETTER") and delivered by Acquirer to Target herewith, including items in the Acquirer Disclosure Letter below, each of the following is true and correct as of the Agreement Date and will be true and correct as of the Closing Date:

                  3.1 ORGANIZATION AND GOOD STANDING. Acquirer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted.

                  3.2      POWER, AUTHORIZATION AND VALIDITY.

                           3.2.1        Acquirer  has  the right,  power,  legal
capacity and authority to enter into and perform its obligations under this Agreement, and all agreements to which Acquirer is or will be a party that are required to be executed pursuant to this Agreement and attached as exhibits to this agreement (the "ACQUIRER ANCILLARY AGREEMENTS"). The execution, delivery and performance of this Agreement and the Acquirer Ancillary Agreements have been duly and validly approved and authorized by Acquirer's Board of Directors.

                           3.2.2        No filing,  authorization  or  approval,
governmental or otherwise, is necessary to enable Acquirer to enter into, and to perform its obligations under, this Agreement and the Acquirer Ancillary Agreements, except for (a) the filing of the Agreement of Merger with the California Secretary of State, the filing of the Certificate of Merger with the Delaware Secretary of State and the filing of appropriate documents with the relevant authorities of other states in which Acquirer is qualified to do business, if any, and (b) such filings as may be required to comply with federal and state securities laws and (c) the filings, if any, required by the HSR Act.

                           3.2.3        This   Agreement   and   the    Acquirer
Ancillary Agreements are, or when executed by Acquirer will be, valid and binding obligations of Acquirer enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities; provided, however, that the Agreement of Merger will not be effective until filed with the California Secretary of State and the Certificate of Merger will not be effective until filed with the Delaware Secretary of State.

                  3.3 NO VIOLATION OF EXISTING AGREEMENTS. Neither the execution and delivery of this Agreement nor any Acquirer Ancillary Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Certificate of Incorporation or Bylaws of Acquirer, as currently in effect, (b) in any material respect, any material instrument or contract to which Acquirer is a party or by which Acquirer is bound, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Acquirer or its assets or properties.

                  3.4 DISCLOSURE. Acquirer has made available to Target Acquirer's registration statement on Form S-1, Form 10-K, all Forms 10-Q and 8-K filed by Acquirer with the SEC since the Fiscal Year End (as defined below) and up to the date of this Agreement and all proxy materials distributed to
Acquirer's shareholders since the Fiscal Year End and up to the date of this Agreement (the "ACQUIRER DISCLOSURE PACKAGE"). The financial statements of Acquirer included in the foregoing documents filed the SEC (the "FINANCIAL
STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act of 1934, as amended (the "EXCHANGE ACT")), and fairly present the consolidated financial position of Acquirer and its Subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended
(subject, in the case of unaudited statements, to normal, recurring adjustments). There has been no material change in Acquirer accounting policies or estimates, except as described in the notes to the Acquirer Financial Statements. The Acquirer Disclosure Package, this Agreement, the exhibits and schedules hereto, and any certificates or documents to be delivered to Target pursuant to this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

                  3.5 ABSENCE OF CERTAIN CHANGES. Since December 31, 1999 (the "FISCAL YEAR END"), there has not been any material adverse change, or occurrence of any event or condition that is reasonably likely to result in a material adverse change in the condition (financial or otherwise), properties, assets, liabilities, businesses, operations or results of operations of Acquirer, whether or not arising in the ordinary course of business.

                  3.6 NO BROKERS. Except for amounts owed to C.E. Unterberg, Towbin, Acquirer is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Agreement of Merger or in connection with any transaction contemplated hereby or thereby.

                  3.7 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of Acquirer consists of 25,789,201 shares of Common Stock, $0.001 par value per share, as of December 31, 1999, according to the annual report filed on Form 10-K with the SEC on March 30, 2000.

                  3.8 LITIGATION. Except as disclosed on SCHEDULE 3.8 to Acquirer Disclosure Letter, there is no action, proceeding, claim or investigation pending against Acquirer (or against any officer, director, employee or agent of Acquirer in their capacity as such or relating to their employment, services or relationship with Acquirer) before any court or administrative agency that if determined adversely to Acquirer may reasonably be expected to have a Material Adverse Effect on Acquirer, nor, to the best of Acquirer's knowledge, has any such action, proceeding, claim or investigation been threatened. There is no judgment, decree, injunction, rule or order of any governmental entity or agency, court or arbitrator outstanding against Acquirer (other than judgments, decrees, injunctions, rules or orders first rendered or entered against Acquirer after the Agreement Date which could not reasonably be expected to have a Material Adverse Effect on Acquirer and that could not prevent, enjoin, or materially alter or delay the consummation of the Merger or any other transaction contemplated by this Agreement or any Acquirer Ancillary Agreement). There is, to the best of Target's knowledge, no reasonable basis for any shareholder or former shareholder of Acquirer, or any other person, firm, corporation, or entity, to assert a claim against Target or Acquirer based upon:
(a) ownership or rights to ownership of any shares of Acquirer Common Stock, (b) any rights as an Acquirer Shareholder, including any option or preemptive rights or rights to notice or to vote, (c) any rights under any agreement among Acquirer and its shareholders or (d) Acquirer's entering into this Agreement or any Acquirer Ancillary Agreement or consummating the Merger or any of the transactions contemplated by this Agreement or any Acquirer Ancillary Agreement.

                  3.9 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Acquirer for inclusion in the Notice Materials and the Information Statement (both as defined in Section 4.6 below), at the date such information is supplied and at the time of the meeting of the Target Shareholders (or a written consent of the Target Shareholders) to be held to approve the Merger, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         4.       TARGET PRECLOSING COVENANTS

                  During the period from the date of this Agreement until the Effective Time, Target covenants and agrees as follows:

                  4.1 ADVICE OF CHANGES. Target will promptly advise Acquirer in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Target contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any Material Adverse Effect on Target. To ensure compliance with this Section 4.1, Target shall deliver to Acquirer within fifteen (15) days after the end of each monthly accounting period ending after the date of this Agreement and before the Closing Date, an unaudited balance sheet and statement of operations, which financial statements shall be prepared in the ordinary course of business, in accordance with Target's books and records and generally accepted accounting principles and shall fairly present the financial position of Target as of their respective dates and the results of Target's operations for the periods then ended.

                  4.2 MAINTENANCE OF BUSINESS. Target will use commercially reasonable efforts to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If Target becomes aware of a material deterioration in the relationship with any material customer, supplier or key employee, it will promptly bring such information to the attention of Acquirer in writing and, if requested by Acquirer, will exert its commercially reasonable efforts to restore the relationship.

                  4.3 CONDUCT OF BUSINESS. Target will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of the Chief Financial Officer of Acquirer:

                           (a)      borrow any money;

                           (b)      enter  into  any  transaction  not  in   the
ordinary course of business consistent with past practices;

                           (c)      grant  any  lien  or  security  interest  or
encumber or permit to be encumbered any of its assets;

                           (d)      sell,  license,  transfer  or dispose of any
of its assets except sale of inventory in the ordinary course of business consistent with past practice;

                           (e)      enter into any  material  lease or  contract
for the purchase or sale of any property, real or personal, except contracts for the purchase of personal property in the ordinary course of business consistent with past practice (not to exceed $50,000 in the aggregate);

                           (f)      fail  to  maintain  its  equipment and other
assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

                           (g)      pay any bonus,  increased  salary or special
remuneration to any officer, employee or consultant (except for normal salary increases consistent with past practices not to exceed 10% per year and except pursuant to existing arrangements previously disclosed to and approved in writing by Acquirer) or enter into any new employment or consulting agreement with any such person;

                           (h)      change accounting methods;

                           (i)      declare,  set aside or pay any cash or stock
dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock;

                           (j)      amend or terminate any  contract,  agreement
or license to which it is a party except those amended or terminated in the ordinary course of business, consistent with past practice, and which are not material in amount or effect;

                           (k)      lend  any  amount  to  any person or entity,
other than (i) advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount and documented by receipts for the claimed amounts or (ii) any loans pursuant to the Target 401(k) Plan;

                           (l)      guarantee  or  act  as  a  surety  for   any
obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business, consistent with past practice, which are not material in amount;

                           (m)      waive or release any material right or claim
except in the ordinary course of business, consistent with past practice;

                           (n)       issue or  sell  any  shares of  its capital
stock of any class (except upon the exercise of an option or warrant currently outstanding), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security (not including any shares of Target Stock issued pursuant to the exercise of the Series B Warrants or Target Options);

                           (o)      modify or change the exercise or  conversion
rights or exercise or purchase prices of any capital stock of Target, any Target stock options, warrants or other Target securities, or accelerate or otherwise modify (i) the right to exercise any option, warrant or other right to purchase any capital stock or other securities of Target or (ii) the vesting or release of any shares of capital stock or other securities of Target from any repurchase options or rights of refusal held by Target or any other party or any other restrictions unless such accelerations/modifications are expressly required and mandated by the terms of a formal written agreement or plan that was entered into prior to the execution of this Agreement and which is disclosed in SCHEDULE
2.3.3 to Target Disclosure Letter;

                           (p)      split  or  combine  the  outstanding  shares
of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

                           (q)      merge, consolidate  or  reorganize  with, or
acquire any entity;

                           (r)      amend  its  Articles  of  Incorporation   or
Bylaws, except for that amendment to Target's Articles of Incorporation to reduce the liquidation preference of the Target Preferred Stock or other such amendments as the Acquirer and Target mutually agree;

                           (s)      license   any    of   its    technology   or
intellectual property except in the ordinary course of business consistent with past practice;

                           (t)      agree to any  audit  assessment  by  any tax
authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to Acquirer for its review prior to filing; or

                           (u)      change  any  insurance coverage or issue any
certificates of insurance.


                  4.4 CERTAIN AGREEMENTS. Target will use all commercially reasonable efforts to cause all present employees and consultants of Target who have not previously executed Target's forms of assignments of copyright and other intellectual property rights to Target to execute such forms, copies of which are attached hereto as EXHIBIT 4.4.

                  4.5 NECESSARY CONSENTS. Target will use all commercially reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate for Target, in addition to those set forth in
Section 4.6, to facilitate and allow the consummation of the transactions provided for herein and to facilitate and allow Acquirer to carry on Target's business after the Closing Date (as defined in Section 6.1 hereof).

                  4.6      SECURITIES COMPLIANCE.

                           4.6.1    PREPARATION OF PERMIT APPLICATION,   HEARING
REQUEST, HEARING NOTICE AND INFORMATION STATEMENT. As promptly as practicable after the date hereof, Acquirer and Target shall prepare and file with the California Commissioner of Corporations the documents required by the California Corporate Securities Law of 1968, as amended (the "CCSL") including, but not limited to, any required "PERMIT APPLICATION," "HEARING REQUEST," and "HEARING NOTICE", pursuant to Sections 25121 and 25142 of the CCSL (collectively, the "NOTICE MATERIALS"), in connection with the Merger, in order to perfect the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933 (the "SECURITIES ACT"). Each of Acquirer and Target shall use reasonable efforts to have the Permit Application, Hearing Request and Hearing Notice declared effective under the CCSL as promptly as practicable after such filing. In addition, Target and Acquirer will prepare and Target will distribute an information statement or proxy statement (the "INFORMATION STATEMENT") along with the Notice Materials, as may be required by California Law, at the earliest practicable date to submit this Agreement, the Merger and related matters for the consideration and approval of the Target Shareholders, which approval will be recommended by Target's Board of Directors and management. Such Information Statement will contain information, and will be solicited, in compliance with applicable law. Each of Acquirer and Target will promptly provide all information relating to their respective business and operations necessary for inclusion in the Notice Materials to satisfy all requirements of applicable state and federal securities laws. Each of Acquirer and Target shall be solely responsible for any statement, information or omission in the Notice Materials relating to it or its affiliates based upon written information furnished by it.

                           4.6.2    S-4  REGISTRATION  STATEMENT.   If  (a)  the
California Department of Corporations has not scheduled a Hearing by April 30, 2000, (b) the Hearing has not occurred by May 15, 2000 (or May 31, 2000, if any Target Shareholders reside outside the United States), or (c) the Permit has not been issued by May 30, 2000 (or June 15, 2000, if any Target Shareholders reside outside the United States), then Target will assist Acquirer and cooperate fully with Acquirer in connection with the Registration Statement on Form S-4 to register the offer and sale of securities by Acquirer in connection with the Merger and to solicit proxies for the Target Shareholder Approval (the "S-4") which Acquirer will prepare and file with the Securities and Exchange Commission (the "SEC") as provided in
Section 5.4. Each of Acquirer and Target shall use reasonable efforts to cause the S-4 to become effective as promptly as practicable. The S-4, including the proxy statement/properties used in connection therewith and all related materials will contain information, and all related materials will contain information, and such proxies will be solicited, in accordance with applicable law. Each of Acquirer and Target will promptly provide all information relating to Acquirer or Target, as applicable, for inclusion in the S-4 and such proxy statement/prospectus to satisfy the requirements of all applicable state and federal securities laws. Each of Acquirer and Target shall be solely responsible for any statement, information or omission in the S-4 and such proxy statement/prospectus relating to it or its affiliates based upon written information furnished by it.

                                    4.6.3  PRIVATE   PLACEMENT.  In  the   event
that a permit is not obtained in accordance with the Section 4.6.1 and the parties mutually agree in writing not to register the Total Acquirer Shares on Form S-4, the parties will use reasonable efforts so that such Total Acquirer Shares shall be issued pursuant to a "private placement" under Regulation D and/or Section 4(2) of the Securities Act and applicable state securities laws (the "PRIVATE PLACEMENT EXEMPTION"). If the Total Acquirer Shares are issued pursuant to the Private Placement Exemption:

                                            (A)      RESTRICTED  SECURITIES. The
              Total Acquirer Shares shall constitute "restricted securities" within the meaning of the Securities Act. The certificates for Total Acquirer Shares to be issued in the Merger shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws.

                                            (B)      S-3   REGISTRATION  RIGHTS.
              Promptly after Acquirer becomes eligible to use such form under the Securities Act, Acquirer shall file with the Commission a shelf registration statement on Form S-3 to provide for the resale of the Total Acquirer Shares. Acquirer will keep such registration statement effective for a period of one year after the Effective Time.

                                            (C)      AMENDMENT   OF   AGREEMENT.
              In addition, the parties hereby agree that if the Total Acquirer Shares are issued pursuant to a Private Placement to make such amendments to this Agreement as may be necessary to perfect an exemption under Section 4(2) of the Securities Act.

                  4.7      MEETING OF TARGET SHAREHOLDERS.

                           (a)      Target  will take  all action  necessary  in
accordance with the California Law and its Articles of Incorporation and Bylaws to call, notice, convene and hold the Target Shareholders' Meeting to be held, or shall solicit the written consent of its Shareholders, as promptly as practicable, and in any event (to the extent permissible under applicable law) no more than ten (10) days after the California Commissioner of Corporations has issued a permit (the "PERMIT") declaring the Permit Application, Hearing Request and Hearing Notice with respect to the Merger effective, for the purpose of voting upon approval of this Agreement and the Merger. Subject to Section 4.7(c), Target will solicit from its shareholders proxies in favor of the approval of this Agreement and the Merger, and will use its commercially reasonable efforts to take all other action necessary or advisable to secure the vote or consent of its shareholders required by the rules of California Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Target may adjourn or postpone the Target Shareholders' Meeting if as of the time for which Target Shareholders' Meeting is originally scheduled there are insufficient shares of Target Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Target Shareholders' Meeting. Target shall ensure that the Target Shareholders' Meeting is called, noticed, convened, held and conducted prior to and separate from any meeting of the Target Shareholders at which any Acquisition Proposal (as defined in Section 4.8) or Acquisition Transaction (as defined in Section 4.8) is considered or voted upon. All proxies and consents solicited by Target will be solicited in compliance with the California Law, its Articles of Incorporation and Bylaws, and all other applicable legal requirements. Target's obligation to call, give notice of, convene, hold and conduct the Target Shareholders' Meeting in accordance with this Section 4.7(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Target of any Acquisition Proposal (as defined in Section 4.8), or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Target to the Target Shareholders to approve this Agreement and the Merger.

                           (b)      (i)  A  majority of the members of the Board
of Directors of Target shall recommend that Target's shareholders vote in favor of and approve this Agreement and the Merger at the Target Shareholders' Meeting; (ii) the Information Statement shall include a statement to the effect that at least a majority of the members of the Board of Directors of the Target has recommended that the Target Shareholders vote in favor of and approve this Agreement and the Merger at the Target Shareholders' Meeting; and (iii) neither the Board of Directors of Target nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Acquirer, the recommendation of the Board of Directors of Target that Target's shareholders vote in favor of and approve this Agreement and the Merger.

                           (c)      Nothing  contained in  this Agreement  shall
prohibit Target or its Board of Directors from taking and disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act.

                  4.8      NO SOLICITATION.

                           (a)      From and  after the  date of this  Agreement
until the Effective Time or termination of this Agreement pursuant to Section 9, Target will not, nor will it authorize or permit any of its officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as hereinafter defined); (ii) furnish to any person any non-public information with respect to any Acquisition Proposal; (iii) participate or engage in any discussions or negotiations with any person with respect to any Acquisition Proposal, except that Target may inform third parties, in response to unsolicited inquiries, of the existence of these provisions; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or similar document or any contract, agreement, agreement in principle or commitment contemplating or otherwise relating to any Acquisition Transaction (as hereinafter defined). Target will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of Target or any investment banker, attorney or other advisor or representative of Target shall be deemed to be a breach of this Section 4.8 by Target.

                           For   purposes   of  this   Agreement,   "ACQUISITION
PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Acquirer) relating to any Acquisition Transaction. For the purposes of this Agreement, "ACQUISITION Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from Target by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 5% interest in the total outstanding voting securities of Target or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 5% or more of the total outstanding voting securities of Target, or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving Target; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 5% of the assets of Target; or (C) any liquidation or dissolution of Target.

                           (b)      In addition to the obligations of Target set
forth in paragraph (a) of this Section 4.8, Target as promptly as practicable shall advise Acquirer orally and in writing of any request for non-public information or any other inquiry which Target reasonably believes could lead to an Acquisition Proposal or of any Acquisition Proposal, the material terms and conditions of such request, inquiry or Acquisition Proposal, and the identity of the person or group making any such request, inquiry or Acquisition Proposal. Target will keep Acquirer informed as promptly as practicable in all material respects of amendments to any such request, inquiry or Acquisition Proposal.

                  4.9 REGULATORY APPROVALS. Target will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Acquirer may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Target will use all commercially reasonable efforts to obtain or assist Acquirer, at Acquirer's expense if requested by Acquirer, in obtaining all such authorizations, approvals and consents.

                  4.10 ACCESS TO INFORMATION. Until the Closing Date (as defined in Section 6.1 hereof), Target will provide Acquirer and its agents with reasonable access, during regular business hours, to the files, books, records and offices of Target, including, without limitation, any and all information relating to Target taxes, commitments, contracts, leases, licenses, real, personal and intangible property, and financial condition. Target will cause its accountants to cooperate with Acquirer and its agents in making available all financial information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

                  4.11 SATISFACTION OF CONDITIONS PRECEDENT. Target will use all reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and Target will use all commercially reasonable efforts to cause the transactions provided for in this

Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

                  4.12 BLUE SKY LAWS. Target shall use reasonable efforts to assist Acquirer to the extent necessary to comply with the securities and Blue Sky laws of all jurisdictions applicable in connection with the Merger.

                  4.13 NOTIFICATION OF EMPLOYEE PROBLEMS. Target will promptly notify Acquirer if any of its key employees listed in ITEM 2.15.2 to the Target Disclosure Letter informs Target that he or she intends to leave its employ.

                  4.14     [Intentionally Left Blank]


                  4.15 EXERCISE OF TARGET WARRANTS. Target agrees to use all reasonable efforts to cause the holders of the Target Warrants to exercise such Warrants no later than immediately prior to the Effective Time of the Merger.

                  4.16 TARGET DISSENTING SHARES. As promptly as practicable after the date the Information Statement is distributed to Target Shareholders and prior to the Closing Date, Target shall furnish Acquirer with the name and address of each Target Shareholder who has up to such time dissented and the number of shares owned by such Target Shareholders.

                  4.17     LITIGATION.  Target will notify Acquirer  in  writing
promptly after learning of any material action, suit, proceeding or investigation by or before any court, board or governmental agency, initiated by or against Target or threatened against it.

                  4.18 CERTAIN EMPLOYEE BENEFITS. As soon as practicable after the execution of this Agreement, Target and Acquirer shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements for Target's and its Subsidiaries' employees following the Merger. Target shall take such actions as are necessary to terminate such Target Employee Plans and Target Benefit Arrangements as are requested by Acquirer to be terminated, provided that those Target employees who are eligible to participate in each such Target Employee Plans and/or Benefit Arrangements shall be provided the opportunity to participate in a substantially comparable employee benefit plan maintained by Acquirer and provided further that Acquirer requests such termination no later than ten days prior to the Closing Date.

                  4.19 TERMINATION OF REGISTRATION AND VOTING RIGHTS. Target shall take, and cause to be taken, such action as shall be necessary to cause all registration rights agreements, information rights agreements, and voting agreements and proxies applicable to or affecting any outstanding shares or other securities of Target (other than the Voting Agreement and the related Irrevocable Proxies) to be duly terminated and canceled, effective no later than immediately prior to the Effective Time.

                  4.20 INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENTS. Target will use all commercially reasonable efforts to obtain from each employee and consultant of Target who has had access to any software, technology or copyrightable, patentable or other proprietary works owned or developed by Target, or to any other confidential or proprietary information of Target or its clients, and who has not executed and delivered an invention assignment and confidentiality agreement to Target prior to the Agreement Date that is in substantially the form provided to counsel to Acquirer, an invention assignment and confidentiality agreement in a form reasonably acceptable to Acquirer, duly executed by such employee or consultant and delivered to Target.

                  4.21 NOTICES. Target will promptly give to its shareholders and other shareholders all notices regarding the Merger that are required under Target's Articles of Incorporation or Bylaws, each as amended, under any agreement or under any applicable law.

                  4.22 BANK ACCOUNTS AND INSURANCE. At least two weeks before the Effective Time, Target shall deliver to Acquirer a true and complete written list of (a) the names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which Target maintains accounts of any nature, the names of all persons then authorized to draw thereon or make withdrawals therefrom and the amount of funds then on deposit therein and amount of debt, if any, owing thereto by Target, and (b) all policies of insurance held by Target, together with the name of the insurer under each policy, the policy coverage amount and next renewal date, and Target shall promptly advise Acquirer in writing of any changes to the information set forth therein.

                  4.23 CLOSING OF MERGER. Target will not refuse to effect the Merger if, on or before the Closing Date, all the conditions precedent to Target's obligations to effect the Merger under Article 7 hereof have been satisfied or have been waived by Target.

         5.       ACQUIRER PRECLOSING COVENANTS

                  During the period from the date of this Agreement until the Effective Time, Acquirer covenants and agrees as follows:

                  5.1 ADVICE OF CHANGES. Acquirer will promptly advise Target in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Acquirer contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in Acquirer's business, results of operations or financial condition.
                  5.2 REGULATORY APPROVALS. Acquirer will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Target may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Acquirer will use its best efforts to obtain all such authorizations, approvals and consents.

                  5.3 SATISFACTION OF CONDITIONS PRECEDENT. Acquirer will use all reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 7, and Acquirer will use all reasonable efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

                  5.4      SECURITIES LAWS COMPLIANCE.

                           5.4.1    PREPARATION OF PERMIT  APPLICATION,  HEARING
REQUEST AND HEARING NOTICE. As promptly as practicable after the date hereof, Acquirer, with Target's assistance, shall prepare and file with the Commissioner the Permit Application, Hearing Request and Hearing Notice and any other documents required by the California Corporate Securities Law of 1968, as amended in connection with the Merger. Acquirer, with Target's assistance, shall use reasonable efforts to have the Permit Application, Hearing Request and Hearing Notice declared effective under the California Corporate Securities Law of 1968, as amended as promptly as practicable after such filing. Acquirer makes the covenants applicable to it that are set forth in Section 4.6.1 with respect to the Permit, Permit Application, Hearing Request, Hearing Notice and Information Statement, if any.

                           5.4.2    S-4   REGISTRATION  STATEMENT.  If  (a)  the
California Department of Corporations has not scheduled a Hearing by April 30, 2000, (b) the Hearing has not occurred by May 15, 2000 (or May 31, 2000, if any Target Shareholders reside outside the United States), or (c) the Permit has not been issued by May 31, 2000 (or June 15, 2000, if any Target Shareholders reside outside the United States), then Acquirer shall promptly prepare, with Target's assistance and cooperation, and file with the SEC the S-4 and shall use reasonable efforts to cause the S-4 to become effective as promptly as practicable. Each of Acquirer and Target shall use reasonable efforts to cause the S-4 to become effective as promptly as practicable. The S-4, including the proxy statement/properties used in connection therewith and all related materials will contain information, and all related materials will contain information, and such proxies will be solicited, in accordance with applicable law. Each of Acquirer and Target will promptly provide all information relating to Acquirer or Target, as applicable, for inclusion in the S-4 and such proxy statement/prospectus to satisfy the requirements of all applicable state and federal securities laws. Each of Acquirer and Target shall be solely responsible for any statement, information or omission in the S-4 and such proxy statement/prospectus relating to it or its affiliates based upon written information furnished by it.

                           5.4.3    PRIVATE    PLACEMENT;    S-3    REGISTRATION
STATEMENT. In the event that a permit is not obtained in accordance with the Sections 4.6.1 or 5.4.1 and the parties mutually agree not to register the Total Acquirer Shares on Form S-4, the parties will use reasonable efforts so that such Total Acquirer Shares shall be issued pursuant to a Private Placement. If the Total Acquirer Shares are issued pursuant to the Private Placement Exemption, promptly after Acquirer becomes eligible to use such form under the Securities Act, Acquirer shall file with the Commission a shelf registration statement on Form S-3 to provide for the resale of the Total Acquirer Shares. Acquirer will keep such registration statement effective for a period of one year after the Effective Time. In addition, the parties hereby agree that if the Total

Acquirer Shares are issued pursuant to a Private Placement to make such amendments to this Agreement as may be necessary to perfect an exemption under
Section 4(2) of the Securities Act.

                  5.5      BLUE SKY LAWS.  Acquirer shall take such steps as may
be  necessary  to  comply  with  the   securities  and  Blue  Sky  laws  of  all
jurisdictions which are applicable in connection with the Merger.

         6.       CLOSING MATTERS

                  6.1 THE CLOSING. Subject to termination of this Agreement as provided in Section 9 below, the Closing will take place at the offices of Fenwick & West, Two Palo Alto Square, Palo Alto, California 94306 at 1:30 p.m., Pacific Standard Time on the second business day after all of the conditions to Closing set forth in Sections 7 and 8 hereof have been satisfied and/or waived in accordance with this Agreement, or, if all conditions to closing have not been satisfied or waived by such date, such other place, time and date as Target and Acquirer may mutually select (the "CLOSING DATE"). Concurrently with the Closing, the Agreement of Merger will be filed in the office of the California Secretary of State and the Certificate of Merger will be filed with the Delaware Secretary of State. The Agreement of Merger provides that the Merger shall become effective upon the filing of the Agreement of Merger with the California Secretary of State.

                  6.2      EXCHANGE OF CERTIFICATES.

                           6.2.1    As of  the  Effective  Time,  all  shares of
Target Common Stock and Target Preferred Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist, and all such shares (other than dissenters' shares) will be converted into the right to receive from Acquirer the number of shares of Acquirer Common Stock determined as set forth in Section 1.1, subject to Section 1.2 hereof.

                           6.2.2    At  and  after   the  Effective  Time,  each
certificate representing outstanding shares of Target Common Stock and Target Preferred Stock will represent the right to receive the number of shares of Acquirer Common Stock into which such shares of Target Common Stock and Target Preferred Stock have been converted. As soon as practicable after the Effective Time, the exchange agent (the "EXCHANGE AGENT") engaged by Acquirer for the purpose of exchanging the certificates representing the shares of Target Stock (the "TARGET CERTIFICATES") will prepare and mail a letter of transmittal in a form reasonably acceptable to

Target requesting each holder of shares of Target Stock to surrender (a) the Target Certificates to the Exchange Agent for cancellation or (b) an affidavit of lost certificate and a bond in form reasonably satisfactory to the Exchange Agent (a "BOND") together with a duly executed and completed letter of transmittal and will execute and deliver representations as to such Target Shareholders' valid and marketable title to such holder's shares of Target Common Stock and Target Preferred Stock (the "TARGET SHAREHOLDER Representations"). In addition, in the event that a Permit is not obtained or an S-4 Registration Statement filed with the SEC (as set forth in Section 4.6.1, 4.6.2, 5.4.1, and 5.4.2 above, each Target Shareholder shall deliver to Acquirer a representation letter stating that such Target Shareholder is acquiring the Acquirer Common Stock exchanged for the Target Stock for investment purposes and not with a view to any distribution thereof, and such other matters as Acquirer may reasonably require in order to establish a Private Placement exempt from registration under the Securities Act. Promptly following the Effective Time and receipt of Target Certificates and/or the Bonds and Target Shareholder Representations, the Exchange Agent will issue to such surrendering holder certificate(s) for the number of shares of Acquirer Common Stock to which such holder is entitled pursuant to Section 1.1, subject to Section 1.2 hereof, and Acquirer will distribute any cash payable under Section 1.2; provided that the Target Shareholder Founders (who will be parties to the Escrow Agreement) will receive a certificates representing the number of shares of Acquirer Common Stock to which such Target Shareholder Founder is entitled pursuant to Section 1.1, subject to Section 1.2 hereof, LESS any such shares of Acquirer Common Stock that are deemed Escrow Shares in accordance with Section 1.3 hereof and in accordance with the Escrow Agreement. Notwithstanding the foregoing, no holder of shares of Target Common Stock will receive certificates representing shares of Acquirer Common Stock in exchange for such Target Common Stock until such holder has executed a Founder Vesting Agreement or Employee Vesting Agreement as set forth in Sections 4.19 and 4.21, respectively.

                           6.2.3    All shares of Acquirer  Common  Stock  (and,
if applicable, cash in lieu of fractional shares) delivered upon the surrender of Target Certificates in accordance with the terms hereof will be delivered to the registered holder. After the Effective Time, there will be no further registration of transfers of the shares of Target Common Stock and Target Preferred Stock on the stock transfer books of Target. If, after the Effective Time, Target Certificates are presented for transfer or for any other reason, they will be canceled and exchanged and certificates therefor will be delivered as provided in this Section 6.2. Notwithstanding anything herein to the contrary, except to the extent waived by Acquirer, any Target Certificate that is not properly submitted to Acquirer for exchange and cancellation within three years after the Effective Time shall no longer evidence ownership of or any right to receive shares of Acquirer Common Stock and all rights of the holder of such Target Certificate, with respect to the shares previously evidenced by such Target Certificate, shall cease.

                           6.2.4    Until   Target   Certificates   representing
Target Common Stock and Target Preferred Stock outstanding prior to the Merger are surrendered pursuant to Section 6.2.2 above, such certificates will be deemed, for all purposes, to evidence the right to receive (a) the number of shares of Acquirer Common Stock into which the shares of Target Common Stock and Target Preferred Stock will have been converted and (b) if applicable, cash in lieu of fractional shares.

                  6.3 ASSUMPTION OF OPTIONS. Promptly after the Effective Time, Acquirer will notify in writing each holder of a Target Option of the assumption of such Target Option by Acquirer, and the number of shares of Acquirer Common Stock that are then subject to such option and the exercise price of such option, as determined pursuant to Sections
1.1 and 1.3 hereof.

                  6.4 DISSENTING SHARES. Notwithstanding anything to the contrary contained in this Agreement, any Dissenting Shares shall not be converted into or represent the right to receive Acquirer Common Stock in accordance with Section 1.1.1 (or cash in lieu of fractional shares in accordance with Section 1.2), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Chapter 13 of the CGCL; provided, however, that if the status of any such shares as "dissenting shares," shall not be perfected, or if any such shares lose their status as "dissenting shares," then, as of the latter of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon surrender of the certificate or certificates representing such shares) Acquirer Common Stock in accordance with Section 1.1.1 (and cash in lieu of fractional shares in accordance with Section 1.2).

         7.       CONDITIONS TO OBLIGATIONS OF TARGET

                  Target's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Target, but only in a writing signed by the Chief Executive Officer or Chief Financial Officer of Target):

                  7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Acquirer contained in this Agreement shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made at and as of such time, except that to the extent such representations and warranties address matters only as of a particular date, such representations and warranties shall, to such extent, be true and correct in all material respects as of the date hereof and at and as of such particular date as if made at and as of such particular date; and Target shall have received a certificate to such effect executed on behalf of Acquirer by its Chief Executive Officer or Chief Financial Officer.

                  7.2 COVENANTS. Acquirer shall have performed and complied in all material respects with all of its covenants contained in Section 5 on or before the Closing, and Target shall receive a certificate to such effect signed by Acquirer's President and Chief Financial Officer.

                  7.3 ABSENCE OF MATERIAL ADVERSE CHANGE. There shall not have been any Material Adverse Effect with respect to the Acquirer.

                  7.4 COMPLIANCE WITH LAW. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

                  7.5 GOVERNMENT CONSENTS. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

                  7.6 OPINION OF ACQUIRER'S COUNSEL. Target shall have received from counsel to Acquirer, Fenwick & West LLP, an opinion substantially in the form of EXHIBIT 7.6.


                  7.7 PERMIT. The Commissioner shall have issued the Permit with respect to the Merger or the issuance of the Acquirer Common Stock in connection with the Merger shall have been registered pursuant to an S-4 declared effective by the SEC, or an exemption from registration under the Securities Act shall be available for such issuance.

                  7.8 SHAREHOLDER APPROVAL. The principal terms of this Agreement and the Agreement of Merger shall have been approved and adopted by Target Shareholders, as required by applicable law and Target's Articles of Incorporation and Bylaws, including the votes of Target Series A Stock and Target Series B Stock that are issued and outstanding on the Record Date, voting in each case as a separate series.

                  7.9 CONSENTS. Target shall have received duly executed copies of all material third-party consents and approvals contemplated by this Agreement or the Target Schedule of Exceptions in form and substance reasonably satisfactory to Target, except for such consents and approvals as Acquirer and Target shall have agreed shall not be obtained, as contemplated by the Target Schedule of Exceptions.

                  7.10 NO LITIGATION. No litigation or proceeding shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which could be reasonably expected to have a Material Adverse Effect on Acquirer.

                  7.11 REQUISITE APPROVALS. The principal terms of this Agreement and the Agreement of Merger shall have been approved and adopted by Acquirer's Board of Directors.

         8.       CONDITIONS TO OBLIGATIONS OF ACQUIRER

                  The obligations of Acquirer hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Acquirer, but only in a writing signed by the Chief Executive Officer or Chief Financial Officer of Acquirer):

                  8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Target contained in this Agreement shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made at and as of such time, except that, to the extent such representations and warranties address matters only as of a particular date, such representations and warranties shall, to such extent, be true and correct in all material respects at and as of such particular date as if made at and as of such particular date; and Acquirer shall have received a certificate to such effect executed on behalf of Target by its Chief Executive Officer or Chief Financial Officer.

                  8.2 COVENANTS. Target shall have performed and complied in all material respects with all of its covenants contained in Section 4 on or before the Closing, and Acquirer shall receive a certificate to such effect signed by Target's President and Chief Financial officer.

                  8.3 ABSENCE OF MATERIAL ADVERSE CHANGE. There shall not have been a Material Adverse Effect with respect to the Target.

                  8.4 COMPLIANCE WITH LAW. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

                  8.5 GOVERNMENT CONSENTS. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

                  8.6 OPINION OF TARGET'S COUNSEL. Acquirer shall have received from counsel to Target, Manatt, Phelps & Phillips, an opinion substantially in the form of EXHIBIT 8.6.

                  8.7 CONSENTS. Acquirer shall have received duly executed copies of all material third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement and as indicated in Schedule 2.13 of the Target Disclosure Schedule, such consents to be in form and substance reasonably satisfactory to Acquirer, except for such thereof as Acquirer and Target shall have agreed in writing shall not be obtained, as set forth in the Target Disclosure Schedule .

                  8.8 NO LITIGATION. No litigation or proceeding shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which could be reasonably expected to have a Material Adverse Effect on Target.

                  8.9 REQUISITE APPROVALS. The principal terms of this Agreement and the Agreement of Merger shall have been approved and adopted by Target Shareholders, as required by applicable law and Target's Certificate of Incorporation and Bylaws, and by Target's Board of Directors.

                  8.10 DISSENTING SHARES. The Dissenting Shares shall not constitute more than five percent (5%) of the total number of shares of Target Stock outstanding immediately prior to the Effective Time.

                  8.11 ESCROW AGREEMENTS. Acquirer shall have received (i) an Indemnification Escrow Agreement executed by Target and Dale R. Adams, as the Representative for all Target Shareholder Founders, providing for the escrow of the Escrow Shares on the terms and conditions of the Escrow Agreement and (ii) a Retention Escrow Agreement executed by Target and the three Target Shareholder Founders specified therein.

                  8.12 EXERCISE OF TARGET WARRANTS. All outstanding Warrants shall have been exercised.


                  8.13 PERMIT. The Commissioner shall have issued the Permit with respect to the Merger or the issuance of the Acquirer Common Stock in connection with the Merger shall have been registered pursuant to an S-4 declared effective by the SEC, or an exemption from registration under the Securities Act shall be available for such issuance.

                  8.14 TERMINATION OF RIGHTS. Except as otherwise provided in Section 10.3, any registration rights, rights of refusal, rights to any liquidation preference, or redemption rights of any Target Shareholder shall have been terminated or waived as of the Closing.

                  8.15     PRINCIPAL   SHAREHOLDER   LETTERS.   Each   Principal
Shareholder shall have delivered to Acquirer a representation letter in accordance with Section 4.13.

                  8.16 FIRPTA. Acquirer, as agent for the shareholders of Target, shall have received a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, in form and substance satisfactory to Acquirer, which states that shares of Target Stock do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Acquirer's obligations under Treasury Regulation Section 1.14452(c)(3).

                  8.17 RESIGNATION OF DIRECTORS. The directors of Target in office immediately prior to the Effective Time of the Merger shall have resigned as directors of the Surviving Corporation effective as of the Effective Time of the Merger.
                  8.18 TERMINATION OF REGISTRATION, INFORMATION AND VOTING RIGHTS. All registration rights agreements, information rights agreements and voting agreements and proxies applicable to or affecting any outstanding shares or other securities of Target (other than the Voting Agreement and the related Irrevocable Proxies) will be duly terminated and canceled, effective no later than immediately prior to the Effective Time, and any rights of any Target Shareholder to prior notice of the Merger or any action of Target or its Board of Directors relating to the Merger or this Agreement shall have been satisfied or duly waived.

                  8.19 CONVERSION OF TARGET PREFERRED STOCK. No more than 4% of the shares of the Target Preferred Stock outstanding at the time of the execution of this Agreement will have been converted into Target Common Stock.

                  8.20 DESIGNATION OF REPRESENTATIVE. The Board of Directors of Target shall have designated the Representative and not revoked such designation. The Representative shall have accepted such designation in writing.

         9.       TERMINATION OF AGREEMENT

                  9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the shareholders of Target:

                           (a)      by  the  mutual  written consent of Acquirer
and Target;

                           (b)      unless   otherwise   specifically   provided
herein or agreed in writing by Acquirer and Target, upon notice by either party, this Agreement will be terminated if all the conditions to Closing have not been satisfied or waived on or before June 30, 2000, or, if on or before such date Acquirer files a registration statement with the SEC to register the shares of Acquirer Common Stock to be issued in the Merger due to the unavailability of the Securities

Act Section 3(a)(10) exemption, on or before July 31, 2000 (as applicable, the "FINAL DATE") other than as a result of a breach of this Agreement by the terminating party, or a breach by any of the Target Principal Shareholders of the Voting Agreements;

                           (c)      by  Acquirer  (at  any  time  prior to   the
approval of this Agreement and the Merger by the required vote of the stockholders of Target) if a Triggering Event (as defined below) shall have occurred;
                           (d)      by Target,  if  there  has  been a breach by
Acquirer of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Acquirer, or if any representation of Acquirer will have become untrue, in either case to an extent that would cause the conditions set forth in Section 7.1 or 7.2 not to be satisfied and which Acquirer fails to cure within a reasonable time, not to exceed thirty (30) days, after written notice thereof (except that no cure period will be provided for a breach by Acquirer which by its nature cannot be cured);

                           (e)      by  Acquirer,  if there has been a breach by
Target of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Target, or if any representation of Target will have become untrue, in either case to an extent that would cause the conditions set forth in Section 8.1 or 8.2 not to be satisfied and which Target fails to cure within a reasonable time not to exceed thirty (30) days after written notice thereof (except that no cure period will be provided for a breach by Target which by its nature cannot be cured);

                           (f)      by either  party, if a  permanent injunction
or other order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Merger will have been issued and will have become final and nonappealable. Any termination of this Agreement under this Section 9.1 will be effective by the delivery of written notice of the terminating party to the other party hereto; or

                           (g)      by either Target or Acquirer if the required
approval of the Target Shareholders contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of the Target Shareholders duly convened therefore or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 9.1(g) shall not be available to a party where the failure to obtain the Target Shareholder approval shall have been caused by the action or failure to act of such party and such action or failure to act constitutes a material breach of this Agreement; or

                           (h)      by  Acquirer,  in  the  event that after the
Agreement Date and on or prior to the Closing Date and after Target has received an Acquisition Proposal, the Dissenting Shares constitute more than four percent (4%) of the total number of shares of Target Stock outstanding; provided that the Dissenting Shares did not constitute more than four percent (4%) of the total number of shares of Target Stock outstanding prior to Target's receipt of any Acquisition Proposal.

                           For the  purposes of this  Agreement,  a  "TRIGGERING
EVENT" shall be deemed to have occurred if: (i) the Board of Directors of Target or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Acquirer its recommendation in favor of the approval of this Agreement or the Merger; (ii) Target shall have failed to include in the Information Statement the recommendation of the Board of Directors of

Target in favor of the approval of this Agreement and the Merger; (iii) the Board of Directors of Target fails to reaffirm its recommendation in favor of the adoption and approval of this Agreement and the Merger within 10 business days after Acquirer requests in writing that such recommendation be reaffirmed at any time following the public announcement of an Acquisition Proposal; (iv) the Board of Directors of Target or any committee thereof shall have approved or publicly recommended any Acquisition Proposal; (v) Target shall have entered into any letter of intent of similar document or any agreement, contract or commitment accepting any Acquisition Proposal; or (vi) a tender or exchange offer relating to securities of Target shall have been commenced by a person or entity unaffiliated with Acquirer, and Target shall not have sent to its shareholders pursuant to Rule 14e-2 promulgated under the Securities Act, within 10 business days after such tender or exchange offer is first published sent or given, a statement disclosing that Target recommends rejection of such tender or exchange offer.

                  9.2      FEES AND EXPENSES.


                  (a) GENERAL. Except as otherwise set forth in this Agreement, each party will bear its respective expenses and fees of its own accountants, attorneys, investment bankers and other professionals incurred with respect to this Agreement and the transactions contemplated hereby.

                  (b) ACQUIRER PAYMENTS. In the event that Target shall terminate this Agreement pursuant to Section 9.1(d) or Section 9.1(b) (at a time when Acquirer is in material breach of any of its obligations under this Agreement and Target is not in material breach of any of its obligations under this Agreement), then Acquirer shall immediately pay to Target immediately available funds an amount equal to $1,000,000 (the "TERMINATION FEE") plus an amount equal to Target's reasonable investment banking, accounting and attorneys' fees and expenses and other fees and expenses incurred by Target with respect to this Agreement and the transactions contemplated hereby ("TARGET'S EXPENSES"). Such payment shall be treated as liquidated damages and shall be in lieu of any other payments for damages incurred by Target or its shareholders for any non-willful breach of this Agreement by Acquirer.

                  9.3 NOTICE OF TERMINATION AND EFFECT OF TERMINATION. Any termination of this Agreement under Section 9.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 9.3, Section 9.2 and Article 11, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties pursuant to any agreement to maintain the confidentiality of information regarding the other party, all of which obligations shall survive termination of this Agreement in accordance with their terms.

         10. SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES, CONTINUING COVENANTS

                  10.1 SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants of Target will survive the Effective Time and will continue regardless of any investigation made by or on behalf of Acquirer until the earlier of the termination of this Agreement or two years after the Closing Date and covenants that by their terms survive thereafter will continue to survive in accordance with their terms.

                  10.2 AGREEMENT TO INDEMNIFY. Subject to the limitations set forth in this Section 10, Target Shareholder Founders will indemnify and hold harmless Acquirer and its officers, directors, agents and employees, and each person, if any, who controls or may control Acquirer within the meaning of the Securities Act (hereinafter referred to individually as an "INDEMNIFIED PERSON" and collectively as "INDEMNIFIED PERSONS") from and against any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees (hereinafter collectively referred to as "DAMAGES"), directly or indirectly incurred, resulting from or arising out of:

                           (a)      any  inaccuracy,  misrepresentation,  breach
of or default in connection with any of the representations, warranties and covenants given or made by Target in this Agreement or any certificate, document or instrument delivered by or on behalf of Target pursuant hereto;

                           (b)      any failure of any  such Target  Shareholder
Founders to have good, valid and marketable title to the issued and outstanding Target Stock held by such Target Shareholder Founders, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever, or to have full right, capacity and authority to vote such Target Stock in favor of the Merger and the other transactions contemplated by the Agreement of Merger; or

                           (c)      any Excess Transaction Expenses (as  defined
in Section 11.8); PROVIDED THAT such indemnification obligations of the Target Shareholder Founders shall include indemnification for any Damages resulting from or related to the matters listed in SCHEDULES 2.7 AND 2.14.3 to Target Disclosure Schedule, and for purposes of determining whether any inaccuracy, misrepresentation or breach of any representation or warranty in Article 2 of this Agreement shall have occurred. Such representations shall not be deemed qualified by Schedules 2.7 and 2.14.3 to Target Disclosure Schedule.

                           In seeking  indemnification  for  Damages  under this
Section, the Indemnified Persons shall exercise their remedies only with respect to the Indemnity Escrow Shares and any other assets deposited in escrow pursuant to the Indemnity Escrow Agreement (collectively, the "ESCROW PROPERTY"). Except for intentional fraud or willful misconduct, the Target Shareholder Founders shall not have any liability to an Indemnified Person under this Agreement except to the extent of the value of the shares of the Escrow Property received by such Target Shareholder Founders under the terms of this Agreement. In all such cases the value of the Acquirer Common Stock to be so delivered shall be determined by dividing (a) the aggregate dollar amount of such Damages (the
"AGGREGATE LIABILITY") by (b) the Average Price (as adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Acquirer between the Closing Date and the date such liability is satisfied). The indemnification provided for in this
Section 10.2 shall not apply until the Aggregate Liability for which one or more Indemnified Persons seeks indemnification exceeds $75,000 (the "THRESHOLD"). The obligations of the Target Shareholder Founders pursuant to this Section 10.2, including, without limitation, reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs, shall be proportionate to their respective interests in the Escrow Fund.

                           Any claim for indemnity made by an Indemnified Person
under this Section 10.2 must be raised in a writing delivered to the Representative by no later than the close of business on the date two years after the Closing Date, and if raised by such date, such claim shall survive until final resolution thereof.

                  10.3 LIMITATIONS. In seeking indemnification for Damages under Section 10.2, the in which event Target Shareholder Founders shall, subject to the foregoing limitations, be liable to indemnify the Indemnified Persons for all Damages; PROVIDED, HOWEVER, that the Threshhold shall not apply to any indemnification claim for Damages for Excess Transaction Expenses. Nothing contained in this Section 10.3 shall be construed to limit any rights of Acquirer against (a) any person with respect to fraudulent conduct or omissions by such person or (b) any Target Shareholder, with respect to the failure by such Target Shareholder to have good, valid and marketable title to any issued and outstanding shares of Target Common Stock or Target Preferred Stock, or to any Unexercised Target Option, held (or asserted in Target Disclosure Letter to have been held) by such Target Shareholder, free and clear of all liens, claims and encumbrances, or to have the full right, capacity and authority to vote all of the outstanding shares of Target Common Stock and Target Preferred Stock held by such Target Shareholder in favor of the Merger and any other transaction contemplated by this Agreement.

                  10.4 PROCEDURE FOR ASSERTING CLAIMS. If Acquirer wishes to assert a claim against the Escrow Shares for indemnification pursuant to this
Section 10 (a "CLAIM"), Acquirer shall deliver to the Representative, a certificate signed by an officer of Acquirer (a "CLAIM CERTIFICATE") providing notice of such claim and specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was paid or incurred, or the basis for such anticipated liability, and the specific nature of the misrepresentation, breach of warranty or claim to which such item is related, referring in each case to the relevant section of this Agreement which Acquirer asserts Target has breached. Acquirer shall act reasonably and in good faith in preparing any such Claim Certificate and in specifying any alleged Claim. If the Representative disputes the Claim, Representative shall notify Acquirer of such disagreement within thirty (30) days of the receipt from Acquirer of the Claim Certificate. Thereupon, Acquirer and the Representative will, during the thirty (30) day period following delivery of the Claim Certificate, negotiate in good faith to resolve their differences with respect to the Claim. Upon the expiration of such 30-day period, if the Representative does not object in the manner set forth above to the Claim presented in the Claim Certificate, Acquirer shall deduct the amount of the Claim from the Escrow Shares as provided in the Escrow Agreement (with each deducted Escrow Share to be valued in the manner set forth in the Escrow Agreement) or, if Acquirer and the Representative have agreed on a different amount, reflected in a written memorandum signed by both parties, such different amount. If the Representative does object and no agreement on the resolution of the Claim is reached within the thirty (30) day period referenced above, the Claim shall be resolved according to the procedure set forth in Section 11 hereof.

                  10.5 MATTERS INVOLVING THIRD PARTIES. If any third party shall notify Acquirer or any Indemnified Person with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against the Target Shareholder Founders, Acquirer or the Indemnified Person shall promptly notify the Representative in writing; PROVIDED, HOWEVER, that no delay on the part of Acquirer or the Indemnified Person in notifying the Representative shall relieve the Target Shareholder Founders from any obligation hereunder except to the extent that the Target Shareholder Founders are materially prejudiced by any such failure. Acquirer or the Indemnified Person may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner Acquirer or such Indemnified Person reasonably deems appropriate, and the Target Shareholder Founders will remain responsible for any damages suffered by the Indemnified Person resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 10. Notwithstanding the foregoing, the amount of any settlement of a Third Party Claim shall not be determinative of the amount of Damages related to such Claim unless the Representative consents in writing to the settlement of such Claim. Prior to the settlement of any claim for which Acquirer seeks indemnity from a Target Shareholder Founder, Acquirer will provide the Representative with the terms of the proposed settlement and a reasonable opportunity to comment on such terms in accordance with the Escrow Agreement. In the event that the Representative shall have consented to any such settlement, the Representative shall have no power or authority to object to any claim by Acquirer for indemnity for the amount of such settlement. With respect to the defense of any Third Party Claim, Acquirer or the Indemnified Person shall use reasonable efforts to consider strategy and other suggestions of the Target Shareholder Founders. Counsel for the Target Shareholder Founders shall be permitted to monitor Acquirer's or the Indemnified Persons' defense of a Third Party Claim for the purpose of advising the Target Shareholder Founders of the status and progress of the defense. Any such activity shall be at the sole expense of the Target Shareholder Founders.

                  Notwithstanding the foregoing, if the Acquirer receives notice of a Third Party Claim which, if adversely determined, would entitle the Indemnified Person to indemnity against any liability, damages and expenses claimed or reasonably likely to be incurred in or as a result of such Proceeding pursuant to Section 10.2 and the reasonably anticipated amount of the claim which is the basis of such Proceeding could not reasonably be expected to exceed the value of the Escrow Property (with the Escrow Shares being valued at the Average Price), less the amount of any other then-pending indemnification claims against the Escrow Property pursuant to Section 10.2, then the Representative, if it so elects, shall be entitled to assume and control the defense of such Proceeding (and shall consult with the Indemnified Person with respect thereto), including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of expenses. If the Representative elects to assume and control the defense of a Proceeding, it will provide notice thereof within 30 days after the Indemnified Person has given notice of the matter and the Indemnified Person shall have the right to employ counsel separate from counsel employed by the Representative in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Person shall be at the expense of the Indemnified Person unless (a) the employment thereof has been specifically authorized by the Representative in writing, (b) the Representative shall have failed to assume the defense and retain counsel or (c) the Indemnified Person shall have reasonably concluded that representation by counsel employed by the Representative would be inappropriate as a result of any conflict of interest.

                  10.6     THE REPRESENTATIVE.

                           (a)      AUTHORITY.  For purposes of Section 10, Dale
R. Adams shall act as the Representative on behalf of Target Shareholder Founders, subject to the provisions hereof. The Representative shall keep the Target Shareholder Founders reasonably informed of his decisions of a material nature. The Representative is authorized to take any action deemed by him appropriate or reasonably necessary to carry out the provisions of Section 10, and is authorized to act on behalf of the Target Shareholder Founders for all purposes related to Section 10, with such powers as are expressly delegated to Stockholders' Representative by the terms of this Agreement and the Ancillary Agreements (as defined herein), together with such other powers as are reasonably incidental thereto. In addition the
Representative is authorized to accept service of process upon the Target Shareholder Founders. The Representative shall not have any duties or responsibilities except those expressly set forth in the Agreement or in any other Ancillary Agreements, be a trustee for any Target Shareholder Founder or have any fiduciary duty to any Target Shareholder Founders. All decisions and actions of the Representative shall be binding and conclusive upon the Target Shareholder Founders and may be relied upon by Acquirer and Target.

                           (b)      STANDARD  OF  CONDUCT.   The  Representative
shall not be liable to any of the Target Shareholder Founders for any error of judgment, act done or omitted by him, or mistake of fact or law in connection with his services pursuant to Section 10, unless caused by his or its own gross negligence or willful misconduct. In taking any action or refraining from taking any action whatsoever the Representative shall be protected in relying upon any notice, paper or other document reasonably believed by him to be genuine, or upon any evidence reasonably deemed by him to be sufficient. The Representative shall not be required to take any action which is contrary to this Agreement or any other Ancillary Agreement or applicable law. The Representative may consult with counsel in connection with his duties and shall be fully protected in any act taken, suffered or permitted by him in good faith in accordance with the advice of counsel. In connection with his services under Section 10, the Representative shall not be responsible for determining or verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                           (c)      INDEMNIFICATION.   Each  Target  Shareholder
Founder shall indemnify the Representative, ratably in accordance with their pro rata share of the Escrow Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Representative in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; PROVIDED, HOWEVER, that no Target Shareholder Founder shall be liable for any of the foregoing to the extent they arise from Representative's gross negligence or willful misconduct. The Representative shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to his reasonable satisfaction by the Target Shareholder Founders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                           (d)      RESIGNATION     OR     REMOVAL     OF    THE
REPRESENTATIVE. Subject to the appointment and acceptance of a successor Representative as provided below, Representative may resign at anytime thirty
(30) days subsequent to giving notice thereof to the Target Shareholder Founders and the Representative may be removed at any time with or without cause by action of the Target Shareholder Founders who represented a majority of the rights to the Escrow Shares. Upon any such resignation or removal, the new Representative shall be reasonably acceptable to Acquirer. If no successor Representative shall have been appointed by the Target Shareholder Founders and accepted such appointment within twenty (20) days after the retiring Representative's giving of notice of resignation or the Target Shareholder Founders' removal of the Representative, then the retiring or removed Representative may, on behalf of the Target Shareholder Founders, appoint a successor which shall be reasonably acceptable to Acquirer. Upon the acceptance of any appointment as Representative hereunder, such successor Representative shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Representative, and the retiring or removed Representative shall be discharged from its duties and obligations hereunder. After any retiring Representative's resignation or removal hereunder as the Representative, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Representative.

                           (e)      REPRESENTATIVE IN  ITS INDIVIDUAL  CAPACITY.
Representative, to the extent it was a Target Shareholder Founder, shall have the same rights and powers under this Agreement as any other Target Shareholder Founders and may exercise the same as though it were not the Representative, and the term "Target Shareholder Founder" shall include Representative in his capacity as such.

                  10.7     AGREEMENT NOT TO COMPETE.

                           10.7.1   Each   Target   Shareholder  Founder  hereb
agrees that until thirty-three (33) months after the Closing (the "RESTRICTED PERIOD") (except that in the case of David Buuck, such Restricted Period shall be eighteen (18) months, such Target Shareholder Founder shall not:

                  (a) directly or indirectly engage in a business which is Directly Competitive at the Effective Date or, to the extent permitted by applicable law, at any time during the Restricted Period;

                  (b) be or become an officer, director, stockholder, owner, corporate affiliate, salesperson, co-owner, partner, trustee, promoter, founder, technician, engineer, analyst, employee, agent, representative, investor or lender, consultant, advisor or manager of or to, or otherwise acquire or hold any interest in or otherwise engage in the providing of services to any person or entity that, at the Effective Date, or at any time during the Restricted Period, engages in a business that is Directly Competitive; or

                  (c) permit Target Shareholder Founder's name to be used in connection with a business that is Directly Competitive;

PROVIDED, HOWEVER, that nothing in this section shall prevent Target Shareholder Founder from owning as a passive investment less than 1% of the outstanding shares of the capital stock of a publicly-held corporation if Target Shareholder Founder is not otherwise associated in any manner described in clause (b) of this section with such corporation or any affiliate of such corporation. For purposes of this Agreement, a business is "Directly Competitive" if it is engaged in developing, producing or marketing products or technologies for video format conversion, de-interlacing and line-doubling, or provides consulting services to the aforementioned business.

                  During the Restricted Period, each Target Shareholder Founder hereby agrees not to directly or indirectly solicit away employees or consultants of Acquirer for his own benefit or, for the benefit of any other person or entity or solicit, induce or attempt to induce any employee of Acquirer to terminate his or her employment with Acquirer. In addition, during the Restricted Period, Target Shareholder Founder agrees not to directly or indirectly solicit or take away customers of Acquirer if the identity of the customer or information about the customer relationship is a trade secret or is otherwise deemed confidential information within the meaning of California law.

                           10.7.2   The  agreements  set forth in  this  Section
10.5 include within their scope all cities, counties, provinces and states of all countries in which Acquirer or any of its Subsidiaries has engaged in manufacturing or sales or otherwise conducted business or selling or licensing efforts at any time during the two years prior to the Closing Date hereof or during the Restricted Period. Each Target Shareholder Founder acknowledges that the scope and period of restrictions and the geographical area to which the restriction imposed in this Section 10.7 shall apply are fair and reasonable and are reasonably required for the protection of Acquirer and that Section 10.7.1 accurately describes the business to which the restrictions are intended to apply.

                           10.7.3   If  any  provision of  this  Section 10.7 of
this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability or such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement is separable from every other part of such provision.

                           10.7.4   Each Target  Shareholder Founder agrees that
in the event of any breach or threatened breach by a Target Shareholder Founder of any covenant, obligation or other provision contained in this Agreement, the Acquirer and Target shall be entitled (in addition to any other remedy that may be available to them) to the extent permitted by applicable law (a) a decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach. Each Target Shareholder Founder further agrees that neither Acquirer nor any other person or entity shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or proceeding.

         11.      MISCELLANEOUS

         11.1 GOVERNING LAW. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Any dispute pursuant to the provisions of Sections 10.1 to 10.4 hereof ("DISPUTE") shall be settled by arbitration in Sunnyvale, California, and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA RULES") then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Dispute.

                           11.1.1   COMPENSATION   OF   ARBITRATOR.    Any  such
arbitration will be conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

                           11.1.2   SELECTION  OF   ARBITRATOR.   The   American
Arbitration Association will have the authority to select an arbitrator from a list of arbitrators who are lawyers familiar with California contract law; PROVIDED, HOWEVER, that such lawyers cannot work for a firm then performing services for either party, that each party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that the American Arbitration Association will select the arbitrator from the list of arbitrators as to whom neither party makes any such objection. In the event that the foregoing procedure is not followed, each party will choose one person from the list of arbitrators provided by the American Arbitration Association (provided that such person does not have a conflict of interest), and the two persons so selected will select from the list provided by the American Arbitration Association the person who will act as the arbitrator.

                           11.1.3   PAYMENT OF COSTS. Acquirer and Target or the
Target Shareholders after the Closing will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator will award to the prevailing party, as determined by the arbitrator, all costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party.

                           11.1.4   BURDEN OF PROOF.  For any Dispute  submitted
to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

                           11.1.5   AWARD.   Upon   the   conclusion   of    any
arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

                           11.1.6   TERMS OF ARBITRATION. The arbitrator  chosen
in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.
                           11.1.7   EXCLUSIVE REMEDY.   Except  as  specifically
otherwise provided in this Agreement, arbitration will be the sole and exclusive remedy of the parties for any Dispute arising out of this Agreement.

         11.2 ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  11.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

                  11.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of both parties reflected hereon as signatories.

                  11.5 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

                  11.6 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after approval of the Target Shareholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the Target Shareholders without obtaining such further approval.

                  11.7 NO WAIVER. No waiver by any party hereto of compliance with any of the agreements or conditions for its benefit contained herein will be effective unless signed in writing by such party. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

                  11.8 EXPENSES. Each party will bear its respective expenses and legal fees incurred with respect to this Agreement, and the transactions contemplated hereby; provided, however, that if the Merger is consummated Acquirer will pay the reasonable verified investment banking, legal and accounting fees and expenses incurred by Target in this transaction ("TARGET TRANSACTION EXPENSES"), not to exceed in the aggregate $100,000 plus any such expenses related to preparation for the Fairness Hearing or filing of the S-4 Registration Statement; and Acquirer shall be entitled to indemnification from the Target Shareholders in accordance with Section 10.2 for an amount equal to the amount (if any) by which Target's Transaction Expenses exceed $100,000 plus the expenses related to preparation for the Fairness Hearing or filing of the S-4 Registration Statement (such excess being hereinafter called the "EXCESS TRANSACTION EXPENSES"), and such indemnification shall not be subject to the Threshold.

                  11.9 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal).

                  11.10 NOTICES. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally or by registered or certified mail, postage prepaid and will be deemed given upon delivery, if delivered personally, or three days after deposit in the mails, if mailed, to the following addresses:

                           (i)      If to Acquirer:

                                    Silicon Image, Inc.
                                    1060 East Arques Avenue
                                    Sunnyvale, CA 94806
                                    Attention:  President

                                    with a copy to:

                                    Fenwick & West, LLP
                                    Two Palo Alto Square, Suite 800
                                    Palo Alto, CA  94306
                                    Attention:  David K. Michaels, Esq.
                                    Fax Number:  (650) 494-1417

                           (ii)     If to Target:

                                    DVDO, Inc.
                                    1129 Dell Avenue
                                    Campbell, CA 95008
                                    Attention:  President
                                    Fax Number:  (408) 364-6736

                                    With copy to:

                                    Manatt Phelps & Phillips LLP
                                    3030 Hansen Way, Suite 100
                                    Palo Alto, California 94304-1006
                                    Attn: Thomas Barton, Esq.
                                    Fax Number:  (650) 213-0260

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 11.10.

                  11.11 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

                  11.12 NO JOINT VENTURE. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

                  11.13 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

                  11.14 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

                  11.15 PUBLIC ANNOUNCEMENT. Upon execution of this Agreement Acquirer and Target will issue a press release approved by both parties announcing the Merger. Thereafter, Acquirer may issue such press releases, with the prior written consent of Target which consent shall not be unreasonably withheld or delayed, and make such other disclosures regarding the Merger, as it determines are required under applicable securities laws or regulatory rules.

                  11.16 CONFIDENTIALITY. Target and Acquirer each recognize that they have received and will receive confidential information concerning the other during the course of the Merger negotiations and preparations. Accordingly, Acquirer and Target each agrees (a) to use its respective best efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and is clearly designated in writing as confidential at the time of disclosure, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Merger and related transactions. The obligations of this section will not apply to information that (i) is or becomes part of the public domain, (ii) is disclosed by the disclosing party to third parties without restrictions on disclosure, (iii) is received by the receiving party from a third party without breach of a nondisclosure obligation to the other party or
(iv) is required to be disclosed by law. If this Agreement is terminated, all copies of documents containing confidential information shall be returned by the receiving party to the disclosing party.

                  11.17 DISCLOSURE LETTER. The Target Disclosure Letter and the Acquirer Disclosure Letter shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Article 2 and Article 3 respectively, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered Section in
Article 2 and Article 3, respectively, and shall not be deemed to relate to or to qualify any other representation or warranty (UNLESS it is reasonably apparent from the information set forth in the applicable Disclosure Schedule, that such information qualifies another representation or warranty of Target in Article 2 or Acquirer in Article 3, as applicable). The information disclosed in Schedules 2.7 and 2.14.3 to Target Disclosure Letter shall not be deemed to qualify any representation or warranty for purposes of Article 10.

                  11.18 ENTIRE AGREEMENT. This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Non-Disclosure Agreement. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

"ACQUIRER"                              "TARGET"

SILICON IMAGE, INC.                     DVDO, INC.

By: /s/ DAVID D. LEE                    By: /s/ LAURENCE A. THOMPSON
    ----------------                        ------------------------
Its: CEO                                Its: PRESIDENT
     ---------------                        ------------------------



"NEWCO"

VIDEO ACQUISITION CORP.

By: DANIEL K. ATLER
    ---------------
Its: PRESIDENT
    ---------------
"TARGET SHAREHOLDER FOUNDERS"



/s/ LAURENCE A. THOMPSON
------------------------
LAURENCE A. THOMPSON

/s/ DALE R. ADAMS
-----------------
DALE R. ADAMS

/s/ CHENG-HWEE CHEE
-------------------
CHENG HWEE CHEE

/s/ DAVID BUUCK
----------------
DAVID BUUCK

                                   EXHIBIT C-1

                             PRINCIPAL SHAREHOLDERS

J. George Janac
Paul D. Wolf
Cheng Hwee Chee
Joe F. Britt
Peck Kiat Chee
The Angels' Forum LLC
Scott Athearn
Jay B. Rickard
Laurence A. Thompson
Dale R. Adams
Siew-Kin Wong
David C. Buuck
Buuck Family Foundation
Robert M. Karr
The 1986 Karr Living Trust

                                   EXHIBIT C-2

                                VOTING AGREEMENT

                                VOTING AGREEMENT

         THIS IRREVOCABLE PROXY AND VOTING AGREEMENT, dated as of March _____, 2000 (this "Agreement"), is entered into by and between Silicon Image, Inc., a Delaware corporation ("Acquirer"), and __________________ ("Shareholder").

                              W I T N E S S E T H:

         WHEREAS, concurrently herewith, Acquirer, DVDO, Inc., a California corporation (the "Target") and Acquirer Acquisition Corporation, a Delaware corporation ("Merger Sub") have entered into an Agreement and Plan of
Reorganization, of even date herewith (as such agreement may hereafter be amended from time to time, the "Merger Agreement"; initially capitalized and other terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement), pursuant to which Acquirer will merge with and into Merger Sub (the "Merger");

         WHEREAS, Shareholder Beneficially Owns (as defined herein) such number of shares of (i) Target's Common Stock, no par value ("Target Common Stock"),
(ii) Target's Series A Preferred Stock, no par value ("Target Series A Preferred"), and/or (iii) Target's Series B Preferred Stock, no par value ("Target Series B Preferred"), as are indicated on the final page of this Agreement (such shares of Target Common Stock, Target Series A Preferred and/or Target Series B Preferred Beneficially Owned by Shareholder and set forth on the signature page hereto being collectively hereinafter referred to as the "Shares");

         WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Acquirer has requested that Shareholder agree, and Shareholder has agreed, to enter into this Agreement;

         NOW,  THEREFORE,  in  consideration  of the  foregoing  and the  mutual
premises,  representations,   warranties,  covenants  and  agreements  contained
herein, the parties hereto hereby agree as follows:

         1. VOTING AGREEMENT. Shareholder hereby agrees with Acquirer that, (except as may be otherwise agreed to in writing by Acquirer) at any meeting of Target's shareholders, however called, or in connection with any written consent of Target's shareholders, as to which any of the matters described below in this
Section 1 is put to the vote or written consent of Target's shareholders, Shareholder shall vote the Shares Beneficially Owned by Shareholder, whether now owned or hereafter acquired prior to such vote: (i) in favor of approval of the Merger Agreement, the Merger and any actions required in furtherance of the transactions contemplated thereby; (ii) against any action or agreement that would result in a breach in any material respect of (A) any representation or warranty of Target under the Merger Agreement that would have a Material Adverse Effect on Target or (B) any other agreement, covenant or obligation of Target under the Merger Agreement; and (iii) against: (A) any Third Party Acquisition (as defined below), (B) any change in a majority of the individuals who, as of the date hereof, constitute the Board of Directors of Target, unless such change results from an election to replace any such individual who ceases to be a member of the Board of Directors of Target due to such individual's death, disability or resignation from Target's Board of Directors for reasons unrelated to any matter that Shareholder agrees to vote against hereunder, (C) any extraordinary corporate transaction, such as a .merger, consolidation or other business combination involving Target and any Third Party (as defined below), (D) a sale, lease, transfer or disposition of any assets of Target's business outside the ordinary course of business, or any assets which are material to its business whether or not in the ordinary course of business, (E) any reorganization, recapitalization, dissolution or liquidation of Target, (F) any change in the present capitalization of Target or any amendment of Target's Articles of Incorporation or bylaws not contemplated by the Merger Agreement or not consented to in writing by Acquirer, (G) any other material change in Target's corporate structure other than the approval of stock options disclosed in Target's representations and warranties in the Merger Agreement or in any Disclosure Schedule thereto) or any other change materially affecting Target's business, (H) any other action or proposal which is made in opposition to or in competition with consummation of the Merger, or which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, or any of the transactions contemplated by this Agreement. If Shareholder holds shares of Target Series A Preferred and/or Target Series B Preferred, Shareholder agrees hereby not to convert any such shares of Target Series A or Series B Preferred prior to the Effective Time. Shareholder shall not enter into any agreement or understanding with any person the effect of which would be inconsistent or violative of the provisions and agreements contained herein.

         Shareholder agrees that any shares of capital stock of Target that Shareholder purchases or with respect to which Shareholder otherwise acquires Beneficial Ownership or over which Shareholder exercises voting power at any time after the execution of this Agreement and prior to the date of termination of this Agreement pursuant to Section 6 below shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares on the date hereof; provided, however, nothing in this Agreement shall be construed to obligate Shareholder to exercise any options or warrants to purchase shares of Target Common Stock, Target Series A Preferred and/or Target Series B Preferred that may be held by Shareholder.

         For purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of Target by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Acquirer or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of any material portion (which shall include ten percent (10%) or more) of the assets of Target, other than the sale or license of its products in the ordinary course of business; (iii) the acquisition by a Third Party of ten percent (10%) or more of the outstanding shares of Target's capital stock (other than any such acquisition resulting from the exercise or conversion of any stock option, stock warrant, convertible debt instrument and/or other security of Target that is outstanding on the date of this Agreement); (iv) the adoption by Target of a plan of liquidation or the declaration or payment of an extraordinary dividend;
(v) the repurchase by Target of more than ten percent (10%) of the outstanding Shares (other than pursuant to rights of refusal or similar rights held by Target as of the date of this Agreement or pursuant to repurchase options held by Target that are exercisable in connection with the termination of a person's employment or services with or to Target or any of its subsidiaries); or (vi) the acquisition (or any group of acquisitions) by Target by merger, purchase of stock or assets, joint venture or otherwise, of a direct or indirect ownership interest or investment in any business (or businesses) whose annual revenues, net income or assets is equal to or greater than ten percent (10%) of the most recent annual revenues, net income or assets of Target, respectively.

         For purposes of this Agreement, "Beneficially Own," "Beneficially Owned" or "Beneficial Ownership" with respect to any Shares shall mean Shareholder's having record or beneficial ownership of such Shares or having, through any agreement or arrangement, the power to direct the voting with respect to, or otherwise enables Shareholder to legally act in a binding manner with respect to, such Shares as contemplated hereby.

         2.       IRREVOCABLE PROXY.

                  (a) Subject to the terms and conditions of this Agreement, and effective upon the issuance of a permit by the California Commissioner of Corporations, the declaration of effectiveness by the SEC of a registration statement or the availability of an exemption under Section 4(2) of the Securities Act of 1933, as amended, or Regulation D promulgated thereunder, with respect to the securities to be issued in the Merger, the Shareholder hereby constitutes and appoints Acquirer, which shall act by and through ___________ and _____________ (each, a "Proxy Holder', or either of them), with fill power of substitution, its true and lawful proxy and attorney-in-fact to vote at any meeting (and any adjournment or postponement thereof) of Target's shareholders called for purposes of considering whether to approve the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, or any Third Party Acquisition, or to execute a written consent of shareholders in lieu of any such meeting, all Shares Beneficially Owned by Shareholder as of the date of such meeting or written consent (i) in favor of the approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, with such modifications to the Merger Agreement as the parties thereto may make, or (ii) against any Third Party Acquisition or any other transaction or proposal described in clause (ii) or (iii) of Section 1, as the case may be.

                  (b) The proxy and power of attorney granted herein shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke all prior proxies granted by Shareholder. Shareholder shall not grant any proxy to any person which conflicts with the proxy granted herein, and any attempt to do so shall be void. The power of attorney granted herein is a durable power of attorney and shall survive the insolvency, liquidation, death or incapacity of Shareholder. The proxy and power of attorney granted herein shall be binding upon the successors and assigns of the Shareholder. The Shareholder authorizes the Proxy Holders to file this proxy and any substitution or revocation of substitution with the Secretary of Target and with any Inspector of Elections at any meeting of the shareholders of Target.

                  (c) If Shareholder fails for any reason to vote his, her or its Shares in accordance with the requirements of Section 1 hereof, then the Proxy Holder shall have the right to vote the Shares at any meeting of Target's shareholders and in any action by written consent of Target's shareholders in accordance with the provisions of this Section 2. The vote of the Proxy Holder shall control in any conflict between the Proxy Holder's vote of such Shares and a vote by Shareholder of such Shares.

         4.       WAIVERS.

                  (a) APPRAISAL RIGHTS. Shareholder hereby agrees not to exercise any rights of appraisal and any dissenters' rights that Shareholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

                  (b) OTHER RIGHTS. Shareholder hereby waives any rights of first refusal, rights of first offer, rights to notice, rights of co-sale, tag-along rights, information rights, registration rights, preemptive rights, rights of redemption or repurchase, and similar rights of Shareholder under any agreement, arrangement of understanding applicable to the Shares, in each case as the same may apply to the execution and delivery of the Merger Agreement and the consummation of the Merger and the other actions and transactions contemplated by the Merger Agreement.

         5. DIRECTOR MATTERS EXCLUDED. Acquirer acknowledges and agrees that no provision of this Agreement (including without limitation the provisions of Section 4(d) hereof) shall limit or otherwise restrict Shareholder (or its representatives) with respect to any act or omission that Shareholder (or its representatives) may undertake or authorize in his or her capacity as a director of Target, including, without limitation, any vote that Shareholder (or its representatives) may make as a director of Target with respect to any matter presented to the Board of Directors of Target.

         6. OTHER COVENANTS, REPRESENTATIONS AND WARRANTIES. Shareholder hereby represents and warrants to Acquirer as follows:

                  (a) OWNERSHIP OF SHARES. Shareholder is the Beneficial Owner of all the Shares. On the date hereof, the Shares constitute all of the Shares Beneficially Owned by Shareholder. Shareholder has voting power with respect to the matters set forth in Section 1 hereof with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights.

                  (b) OTHER RIGHTS. Shareholder is not entitled to any rights of first refusal, rights of first offer, rights to notice, rights of co-sale, tag-along rights, information rights, registration rights, preemptive rights, rights of redemption or repurchase or similar rights under any agreement, arrangement of understanding applicable to the Shares, except as disclosed in the Target Disclosure Schedule (as defined in the Merger Agreement).

                  (c) POWER AND AUTHORITY; DUE EXECUTION AND DELIVERY. Shareholder has all requisite legal capacity, power and authority to execute and deliver this Agreement and to perform Shareholder's obligations hereunder. This Agreement has been duly executed and delivered by Shareholder and constitutes a legal, valid and binding obligation of Shareholder, enforceable against
Shareholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (d) NO CONFLICT. The execution and delivery of this Agreement by Shareholder do not, and the performance of this Agreement by Shareholder will not: (i) conflict with or violate any order, decree or judgment applicable to Shareholder or by which Shareholder or any of Shareholder's properties or Shares is bound or affected; (ii) violate any agreement to which Shareholder is a party or is subject including, without limitation, any voting agreement or voting trust; or (iii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, restriction, adverse claim, option on, right to acquire, or any encumbrance or security interest in or to, any of the Shares pursuant to, any written, oral or other agreement, contract or legally binding commitment to which Stockholder is a party or by which Stockholder or any of Stockholder's properties (including but not limited to the Shares) is bound or affected.

                  (e) RESTRICTION ON TRANSFER, PROXIES AND NON-INTERFERENCE. During the term of this Agreement, except as expressly contemplated by this Agreement or the Merger Agreement, Shareholder shall not, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein unless the transferee shall execute a signature page to this Irrevocable Proxy and Voting Agreement and shall agree to be bound to the provisions hereof; (ii) grant any proxies or powers of attorney or deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of Shareholder contained in this Section 4 untrue or incorrect or have the effect of preventing or disabling Shareholder from performing any of Shareholder's obligations under this Agreement.

                       In addition, Shareholder acknowledges that any shares of Acquirer Common Stock issued to Shareholder as a result of the Merger shall bear legends restricting transfers (i) to the extent required by Rule 145 under the Securities Act of 1933, if applicable and (ii) to the extent that such shares are bound by contractual restrictions on resale or a right of repurchase.

                  (f) OTHER POTENTIAL ACQUIRORS. Shareholder: (i) shall immediately cease any existing discussions or negotiations, if any, with any persons (other than Acquirer and its affiliates) conducted heretofore with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, Target, or any business combination with Target, in his, her or its capacity as a stockholder of Target; (ii) from and after the date hereof until the earlier of (A) the termination of the Merger Agreement in accordance with its terms and (B) the Effective Time, shall not, in such capacity as a stockholder of Target, directly or indirectly, initiate, solicit or knowingly encourage (including, without limitation, by way of furnishing nonpublic information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any Third Party Acquisition; and (iii) shall promptly notify Acquirer of any proposals for, or inquiries with respect to, a potential Third Party Acquisition received by Shareholder or of which Shareholder otherwise has knowledge.

                  (g) ACCURACY; RELIANCE BY ACQUIRER. The representations and warranties of Shareholder contained in this Agreement are accurate in all respects as of the date of this Agreement and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date. Shareholder understands and acknowledges that Acquirer is entering into the Merger Agreement in reliance upon Shareholder's execution and delivery of this Agreement.

         5. STOP TRANSFER. Shareholder agrees with, and covenants to, Acquirer that Shareholder shall not request that Target register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares, unless such transfer is made pursuant to and in compliance with this Agreement. In the event of a dividend or distribution of capital stock of Target, or any change in Target Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such shares of Target's capital stock issued or distributed pursuant to such stock dividends and distributions and any shares of Target's capital stock into which or for which any or all of the Shares may be so changed or exchanged.

         6. TERMINATION. The proxy granted pursuant to Section 2 hereof and Shareholder's covenants and agreements contained herein with respect to the Shares shall terminate upon the earliest to occur of: (a) the termination of the Merger Agreement or (b) the Effective Time.

         7.       MISCELLANEOUS.

                  (a) ENTIRE AGREEMENT. This Agreement, together with the Merger Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  (b) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party; provided, however, that Acquirer may, in its sole discretion, assign its rights and obligations hereunder to any wholly owned subsidiary of Acquirer.

                  (c) AMENDMENTS WAIVERS ETC. This Agreement may not be amended, changed, supplemented or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto. No waiver by a party hereto of any of its rights hereunder shall be effective unless and to the extent such waiver is set forth in a writing signed by such party.

                  (d) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by hand delivery, telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any nationally-recognized overnight courier service, such as Federal Express, providing proof of delivery. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of hand delivery, on the date of such delivery, (ii) in the case of telecopy, on the date such confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested); (iii) in the case of a nationally-recognized overnight courier service, in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent, and (iv) the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to Shareholder:

                                                    ----------------------------
                                                    ----------------------------
                                                    Telephone:
                                                    Telecopier:
                                                    Attention:


with a copy to:                                     Target, Inc.




If to Acquirer:                                     Acquirer, Inc.

with a copy to:                                     Fenwick &West, LLP
                                                    Two Palo Alto Square
                                                    Palo Alto, CA  94036
                                                    Telecopier: (650) 494-1417
                                                    Attention: David K. Michaels

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the matter set forth above.

                  (e) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  (f) SPECIFIC   PERFORMANCE.   Each  of  the  parties   hereto
recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                  (g) EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

                  (h) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity and shall not constitute a waiver by such party of its right to exercise any such or other right, power a remedy or to demand such compliance.

                  (i) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of law.

                  (j) Counterparts.   This   Agreement   may  be  executed  in
counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, Acquirer and Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

                                    Acquirer Corporation, a Delaware corporation

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    By:


                                    Shares of Target Common Stock
                                    Beneficially Owned (if any): ____________

                                    Shares of Target Series A Preferred Stock
                                    Beneficially Owned (if any): ____________

                                    Shares of Target Series B Preferred Stock
                                    Beneficially Owned (if any): ____________

                                 EXHIBIT 1.3(A)

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT is made and entered into as of _________, 2000 by and among Acquirer Corporation , a Delaware corporation ("ACQUIRER"), State Street Bank and Trust Company of California, N.A. (the "ESCROW AGENT) and _____________ (the "SHAREHOLDERS' REPRESENTATIVE") for and on behalf of certain holders of the Common Stock (the "INDEMNIFYING SHAREHOLDERS") of DVDO, Inc., a California corporation ("TARGET").

                                    RECITALS

         A. Pursuant to that certain Agreement and Plan of Reorganization dated as of March _____, 2000, a copy of which is attached hereto as EXHIBIT A (the "PLAN OF REORGANIZATION"), Acquirer will issue to the Indemnifying Shareholders shares of Acquirer Common Stock, $0.001 par value ("ACQUIRER COMMON STOCK"), pursuant to the merger (the "MERGER") of Acquirer Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Acquirer ("SUB"), with and into Target;

         B.  Pursuant  to  Section  10  of  the  Plan  of  Reorganization,   the
Indemnifying Shareholders have agreed to indemnify Acquirer with respect to certain matters; and

         C. In accordance with the Plan of Reorganization, the parties desire to establish an escrow for the purpose of providing funds against which Acquirer may seek indemnification from the Indemnifying Shareholders under the Plan of Reorganization.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual obligations herein, the parties agree as follows:

         1. ESTABLISHMENT OF ESCROW. On the date hereof or as soon thereafter as practicable, Acquirer shall deliver to the Escrow Agent for deposit into escrow (the "ESCROW") certificates representing an aggregate of __________________ [20% OF THE ACQUIRER COMMON STOCK TO BE ISSUED TO THE INDEMNIFYING SHAREHOLDERS] shares of Acquirer Common Stock (subject to adjustment for changes in Acquirer's capital stock as provided in Section 1.1.4 of the Agreement and Plan of Reorganization) otherwise distributable to the Indemnifying Shareholders in the Merger (the "ESCROW SHARES"). The Escrow Shares so delivered to the Escrow Agent and any other securities, cash or other property from time to time held by the Escrow Agent pursuant to the terms hereof shall be divided equally between two accounts to be maintained by the Escrow Agent (each referred to as "ESCROW FUND 1" and "ESCROW FUND 2", respectively, and referred to collectively as the "ESCROW FUNDS"). The Escrow Agent agrees to accept the Escrow Shares and to hold the Escrow Funds in escrow subject to the terms and conditions of this Escrow Agreement.

         2. MAINTENANCE OF THE ESCROW.

            (a)   EXHIBIT  B  sets  forth  the  name,   address   and   taxpayer
identification number (when known) of each of the Indemnifying Shareholders, the number of Escrow Shares initially deposited on behalf of each of the
Indemnifying Shareholders into each of the Escrow Funds and the proportionate interest of each Indemnifying Shareholder in the Escrow ("PROPORTIONATE INTEREST"). Distributions from the Escrow shall be made in accordance with each Indemnifying Shareholder's Proportionate Interest as set forth in EXHIBIT B and Escrow Shares shall be valued at the per share price of $_______ (which is equal to the average closing price as quoted on the Nasdaq National Market and as reported in the WALL STREET JOURNAL of one share of Acquirer Common Stock for the five trading days prior to and including the trading day ending one day prior to March ____, 2000, the date of execution of the Plan of Reorganization) (the "CLAIM VALUATION PER SHARE PRICE"), which Claim Valuation Per Share Price shall be subject to adjustment for changes in Acquirer's capital stock as provided in Section 1.1.4 of the Plan of Reorganization. The Escrow Agent need not distribute fractional shares. Accordingly, in distributing Escrow Shares, the Escrow Agent shall round down the number of shares to be distributed and shall distribute that number. Acquirer shall provide to the Escrow Agent, and the Escrow Agent shall distribute to each person who would otherwise be entitled to a fractional share, cash-in-lieu of such fractional interest, computed in accordance with the Claim Valuation Per Share Price. Acquirer shall be deemed to have purchased the shares for which it has provided cash-in-lieu payments. The Escrow Agent is hereby granted the power to effect any transfer of Escrow Shares required by this Agreement. Acquirer shall cooperate with the Escrow Agent in promptly issuing, or causing its transfer agent to promptly issue, such stock certificates as shall be required to effect such transfers. All Escrow Shares and any other securities from time to time held in the Escrow Funds shall be registered in the name of the applicable Indemnifying Shareholder.

            (b) Promptly  after the Effective  Time, but in any event within ten
(10) business days after receipt of the letter of transmittal from the Exchange Agent, each Indemnifying Shareholder will deliver to the Escrow Agent a duly endorsed stock power (a "STOCK POWER") substantially in the form attached as EXHIBIT C. In the event any Additional Escrow Shares are issued, or if the Escrow Agent reasonably requires an additional Stock Power(s) to effect a transfer, each Indemnifying Shareholder will, upon request, promptly execute and deliver an additional Stock Power to the Escrow Agent.

         3. SHAREHOLDERS' REPRESENTATIVE. From and after the establishment of the Escrow as provided in Section 1 hereof, the Indemnifying Shareholders shall be represented by the Shareholders' Representative, or, upon written notice to the Escrow Agent, by his successor appointed in accordance with Section 10 of the Plan of Reorganization, who shall have the duties and authority set forth in said section. Unless the Escrow Agent shall receive a certificate setting forth the name of a successor Shareholders' Representative, the Escrow Agent may assume without inquiry that no successor has been appointed and that the last Shareholders' Representative of which it has actual knowledge remains in that capacity.

         4. DIVIDENDS, VOTING AND RIGHTS OF OWNERSHIP. Except for tax-free dividends paid in stock declared with respect to the Escrow Shares pursuant to
Section 305(a) of the Internal

Revenue Code of 1986, as amended (the "CODE"), which shall be treated in the manner set forth in Section 1 hereof, any cash dividends, dividends payable in securities or other distributions of any kind made in respect of the Escrow Shares will be distributed by Acquirer to the Indemnifying Shareholders and, if distributed to the Escrow Agent, shall promptly be paid over to the Indemnifying Shareholders. Each Indemnifying Shareholder will have voting rights with respect to the Escrow Shares deposited in the Escrow with respect to such Indemnifying Shareholder so long as such Escrow Shares are held in the Escrow, and Acquirer shall take all reasonable steps necessary to allow the exercise of such rights. The Escrow Agent shall forward to the Shareholders' Representative all voting materials and proxies received by the Escrow Agent. In the event an Indemnifying Shareholder elects to vote, it shall direct the Escrow Agent in writing to do so. In the absence of such direction, the Escrow Agent shall have no duty or obligation to vote with respect to any of the Escrow Shares. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Escrow Agreement, the Indemnifying Shareholders will retain and will be entitled to exercise all other incidents of ownership of the Escrow Shares which are not inconsistent with the terms and conditions of this Escrow Agreement. Subject to the rights of Acquirer under the Plan of Reorganization and this Escrow Agreement, all beneficial interest in the Escrow Funds shall be the property of the Indemnifying Shareholders from and after the Closing, and Acquirer shall have no interest therein. None of the rights of the Indemnifying Shareholders hereunder shall be transferable except as otherwise provided by law. Each of the Indemnifying Shareholders shall be obligated for all federal, state or local taxes applicable to such Indemnifying Shareholder's interest in the Escrow Fund.

         5. PROCEDURE FOR CLAIMS FOR INDEMNIFICATION AND DISPOSITION THEREOF.

            (a) Escrow Agent shall hold and safeguard the Escrow Fund during the Total Escrow Period (as defined below), shall treat such Fund as an escrow fund in accordance with the terms of this Agreement and the Plan of Reorganization and not as the property of Acquirer and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

            (b) If an Indemnified Person (as defined in the Plan of Reorganization) wishes to assert, prior to ____________, 2002, the second anniversary of the Effective Time (as defined in the Plan of Reorganization) (the "TOTAL ESCROW PERIOD"), any Claim (as defined in the Plan of Reorganization) for indemnification pursuant to Section 10 of the Plan of Reorganization ("INDEMNIFICATION CLAIM"), such Indemnitee or Acquirer shall assert such Claim, and such Claim shall be disposed of, according to the procedures set forth in Section 10 of the Plan of Reorganization. Acquirer shall deliver a copy of each Claim Certificate, and the Shareholders' Representative shall deliver a copy of each objection to a Claim Certificate, to the Escrow Agent. The parties agree that, insofar as the Escrow Agent is to be involved in the distribution of a portion or all of the Escrow following its receipt of a Claim Certificate, the Shareholders' Representative may object to a Claim Certificate only by delivering an objection thereto which is received by the Escrow Agent within 30 days after the Shareholders' Representative has received the Claim Certificate from Acquirer. If the Escrow Agent does not receive an objection within such 30-day period, then the Escrow Agent may assume without inquiry that the Shareholders' Representative has no objection to the Claim set forth in the Claim Certificate.

            (c) In the event that an Indemnified Person asserts any Claim for indemnification pursuant to the foregoing on or prior to the first anniversary of the Effective Time ("ESCROW PERIOD 1"), any amounts to be paid in accordance with the terms of this Escrow Agreement to satisfy such Claim shall first come from Escrow Fund 1, and if the assets in Escrow Fund 1 are not adequate to satisfy such Claim, then from Escrow Fund 2. In the event that an Indemnified Person asserts any Claim for indemnification after the first anniversary of the Effective Time but on or before the second anniversary of the Effective Time ("ESCROW PERIOD 2"), then any amounts to be paid in accordance with the terms of this Escrow Agreement to satisfy such claim shall come only from Escrow Fund 2.


         6. DISTRIBUTION OF ESCROW FUND TERMINATION OF ESCROW.

            (a) The portion of Escrow Fund 1 not previously distributed in accordance with the terms of Section 5 hereof shall be held by the Escrow Agent until three (3) business days following the end of Escrow Period 1, at which time it shall be delivered to the Indemnifying Shareholders at their addresses and in accordance with their Proportionate Interests set forth in EXHIBIT B. Notwithstanding the foregoing, there shall be retained in Escrow Fund 1 the lesser of (i) the number of Escrow Shares and other property then held in Escrow Fund 1 having an aggregate value equal to (x) 100% of the amount of all Indemnification Claims pending at the end of Escrow Period 1 and asserted pursuant to Section 5 hereof and (y) an amount set forth in a certificate of Acquirer as being the amount of expenses reasonably estimated by Acquirer to be necessary for the disposition of all such Indemnification Claims, and (ii) the entire remaining Escrow Fund 1.

            (b) The portion of Escrow Fund 2 not previously distributed in accordance with the terms of Section 5 hereof shall be held by the Escrow Agent until three (3) business days following the end of Escrow Period 2, at which time it shall be delivered to the Indemnifying Shareholders at their addresses and in accordance with their Proportionate Interests set forth in EXHIBIT B. Notwithstanding the foregoing, there shall be retained in Escrow Fund 2 the lesser of (i) the number of Escrow Shares and other property then held in Escrow Fund 2 having an aggregate value equal to (x) 100% of the amount of all Indemnification Claims pending at the end of Escrow Period 2 and asserted pursuant to Section 5 hereof and (y) an amount set forth in a certificate of Acquirer as being the amount of expenses reasonably estimated by Acquirer to be necessary for the disposition of all such Indemnification Claims less (z) any amounts being held in Escrow Fund 1 to satisfy any such pending Indemnification Claims and Acquirer's expense, and (ii) the entire remaining Escrow Fund 2.

            The Escrow Funds not so distributed shall be retained by the Escrow Agent until all such pending Indemnification Claims are resolved and the remaining Escrow Funds deliverable to any Acquirer as a result thereof, if any, shall have been delivered to Acquirer. Thereafter, the Escrow Agent shall, as promptly as practicable, deliver the remaining Escrow

Fund to the Indemnifying Shareholders at their addresses and in accordance with their Proportionate Interests set forth in EXHIBIT B. In no event shall the Escrow Agent accept or pay any Claim specified in a Claim Certificate delivered after the termination of the Total Escrow Period, regardless of when the facts and circumstances giving rise to such Claim occurred.

         7. TERM OF ESCROW AGREEMENT. This Escrow Agreement shall terminate upon the distribution by the Escrow Agent of all property held in the Escrow Funds.

         8. FEES OF THE ESCROW AGENT. Acquirer and the Shareholders' Representative (on behalf of the Indemnifying Shareholders) agree to pay to the Escrow Agent a fee according to the fee schedule attached as EXHIBIT C hereto and all of the expenses of the Escrow Agent, including expenses related to the indemnity provided in Section 11 hereof. To the extent such fees and expenses are not paid by Acquirer, they may paid from the Escrow Funds after ten (10) days' written notice from the Escrow Agent to Acquirer and the Shareholders' Representative. As between themselves, Acquirer and the Shareholders' Representative (on behalf of the Indemnifying Shareholders) agree that: (i) all fees and expenses payable to the Escrow Agent will be paid in the first instance by Acquirer as and when they became payable, and (ii) all fees and expenses associated with the administration of any Indemnification Claim, to the extent reasonable, shall be borne by the Indemnifying Shareholders and shall be recoverable by Acquirer out of the Escrow as a part of such Indemnification Claim.

         9. LIABILITY OF THE ESCROW AGENT. In performing any of its duties under this Escrow Agreement, the Escrow Agent shall not be liable to any party for damages, losses or expenses, except in the event of gross negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable for punitive, consequential or incidental damages. The Escrow Agent shall not incur any such liability for (i) any act or failure to act made or omitted in good faith, or (ii) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Escrow Agreement that the Escrow Agent shall in good faith believe to be genuine; nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any agent's authority. In addition, the Escrow Agent may consult with legal counsel of its choice in connection with its duties under this Escrow Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Escrow Agreement. The Escrow Agent undertakes to perform such duties as are specifically set forth in this Escrow Agreement, and the Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Escrow Agreement. No implied covenants or obligations shall be read into this Escrow Agreement against the Escrow Agent.

         10. CONTROVERSIES. If any controversy arises between the parties to this Escrow Agreement, or with any other party, concerning the subject matter of the Escrow, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy as provided in the Plan of Reorganization.

         11. INDEMNIFICATION OF ESCROW AGENT. Acquirer and the Indemnifying Shareholders and their respective successors and assigns agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel, and disbursements that may be imposed on the Escrow Agent, or incurred by it in connection with the performance of its duties under this Escrow Agreement, including but not limited to any arbitration or litigation arising from this Escrow Agreement or involving its subject matter. The costs and expenses of enforcing this right of indemnification shall be paid by Acquirer and the Indemnifying Shareholders, provided, however, that the Acquirer and the Indemnifying Shareholders shall not pay such costs and expenses to the extent that the Escrow Agent is judicially determined to have been negligent or acted with willfull misconduct. This right of indemnification shall survive the termination of this Escrow Agreement, and the removal or resignation of the Escrow Agent. Nothing contained in this Section 11 shall impair the rights of the Indemnifying Shareholders and Acquirer, as between themselves, including without limitation, their rights to enforce the provisions of Section 8 hereof with respect to the allocation of the Escrow Agent's fees.

         12. RESIGNATION OF ESCROW AGENT. The Escrow Agent may resign giving at least thirty (30) days' written notice to the other parties; PROVIDED, HOWEVER that no such resignation shall become effective until the appointment of a successor Escrow Agent which shall be accomplished as follows: Acquirer and the Shareholders' Representative shall use their best efforts to agree on a successor Escrow Agent within thirty (30) days after receiving such notice. If the parties fail to agree on a successor Escrow Agent within such time, the Escrow Agent may, at the expense of Acquirer and the Shareholders' Representative, petition any court of competent jurisdiction for the appointment of a successor Escrow Agent authorized to do business in the State of California and, in such event, shall give written notice to the other parties of such appointment. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The predecessor Escrow Agent then shall be discharged from any further duties and liability under this Escrow Agreement.

         13. MISCELLANEOUS.

            (a) ASSIGNMENT: BINDING UPON SUCCESSORS AND ASSIGNS. None of the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties. This Escrow Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            (b) SEVERABILITY. If any provision of this Escrow Agreement, or the application thereof, shall for any reason and to any extent be held to be invalid or unenforceable, the remainder of this Escrow Agreement and the application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such invalid or unenforceable provision of this Escrow Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

            (c) ENTIRE AGREEMENT. This Escrow Agreement, the Exhibits hereto, the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            (d) NOTICES. No notice or other communication shall be deemed given unless sent in the manner, and to the persons, specified in this Section 14(d). All notices and other communications hereunder will be in writing and win be deemed given (i) upon receipt if delivered personally (or if mailed by registered or certified mail), (ii) the day after dispatch if sent by overnight courier; or (iii) upon dispatch if transmitted by facsimile (and confirmed by a copy delivered in accordance with clause (i) or (ii)), addressed to the parties at the following addresses:

            To the Escrow Agent:     State Street Bank and Trust Company of
                                     California, N.A.
                                     633 West 5th Street, 12th Floor
                                     Los Angeles, CA  90071
                                     Attention: Corporate Trust Admnistration
                                                (Silicon Image/DVDO 2000 escrow)
                                     Phone:  (213) 362-7373
                                     Fax:  (213) 362-7357

                    To Acquirer:     Silicon Image, Inc.
                                     1060 East Arques Avenue
                                     Sunnyvale, CA 94086
                                     Attn:
                                     Phone:    (408) 616-4000
                                     Fax:      (408) 830-9530

                    with a copy to:  Fenwick & West LLP
                                     Two Palo Alto Square, Suite 800
                                     Palo Alto, California 94306
                                     Attn:  David K. Michaels, Esq.
                                     Phone:  650-494-0600
                                     Fax:  650-494-1417

     To the Shareholder Representative:     _____________________
                                            _____________________
                                            _____________________
                                            _____________________

                                     Phone:    _____________
                                     Fax:      _____________

                    with a copy to:  Manatt Phelphs & Phillips LLP
                                     3030 Hansen Way, Suite 100
                                     Palo Alto, CA 94206-1006
                                     Attn:  Thomas Barton, Esq.
                                     Phone:    (650) 812-1300
                                     Fax:      (650) 213-0260



Any party may change its address for such communications by giving notice thereof to the other parties. Notwithstanding the foregoing, notices addressed to the Escrow Agent shall be effective only upon receipt EXCEPT THAT a notice faxed to Escrow Agent shall be deemed received on such day provided that (i) such fax was transmitted prior to 5:00 P.M. Pacific Standard Time on such date and (ii) there exists written confirmation of such transmittal. If any Claim, objection thereto or any other document of any kind is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that such Claim notice, objection or other document was received by such other person on the date on which it was received by the Escrow Agent.

            (e) OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

            (f) AMENDMENT AND WAIVERS. Any term or provision of this Escrow Agreement may be amended, and the observance of any term of this Escrow Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

            (g) FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Escrow Agreement.

            (h) ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Escrow Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, Shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be solely between the parties to this Escrow Agreement.

            (i) GOVERNING LAW. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Escrow Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

            (j) COUNTERPARTS. This Escrow Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

         14. INVESTMENTS OF CASH. The Escrow Agent shall invest cash, if any, held in the Escrow, other than amounts immediately distributable by the Escrow Agent, in the SSgA U.S. Treasury Money Market Fund. For tax reporting and withholding purposes, the income on such investments shall be allocated to the Indemnifying Shareholders in accordance with their Proportionate Interests in the Escrow Funds set forth in EXHIBIT B.

         15. TAX REPORTING DOCUMENTATION. The Shareholder Representative agrees to use best efforts to obtain for the Escrow Agent certified tax identification numbers for each of the Indemnifying Shareholders consisting of appropriate Forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, "TAX
REPORTING DOCUMENTATION") to the Escrow Agent within 30 days after the date of such request. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Code, as it may be amended from time to time, to withhold a portion of the interest earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.



                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


ACQUIRER CORPORATION

By:__________________________________

Title:_______________________________




STATE STREET BANK AND TRUST COMPANY
  OF CALIFORNIA, N.A.

By:__________________________________

Title:_______________________________






_____________________________________

                                    EXHIBIT C


                    STOCK POWER AND ASSIGNMENT CERTIFICATE



         In connection with the merger (the "MERGER") of Company O Acquisition Corp.., a wholly owned subsidiary of Silicon Image, Inc. ("SILICON IMAGE"), with and into DVDO, Inc. (the "COMPANY"), the undersigned is receiving shares of Silicon Image common stock in respect of the shares of the Company's common stock held by the undersigned immediately prior to the Merger.

         FOR VALUE RECEIVED, and pursuant to that certain Agreement and Plan of Merger dated as of March ___, 2000 (the "MERGER AGREEMENT") and that certain Escrow Agreement dated as of March __, 2000 executed in connection with the Merger (the "ESCROW AGREEMENT"), the undersigned hereby assigns and transfers unto State Street Bank and Trust Company of California., N.A., as Escrow Agent (the "AGENT") pursuant to the Merger Agreement and the Escrow Agreement:


         ____________  shares of the Company's common stock represented by stock certificate No. ____ tendered herewith (the "Shares")


         The undersigned hereby irrevocably appoints the Agent, as attorney-in-fact, with full power of substitution and re-substitution, to hold any and all certificates for such Shares in escrow and to transfer such Shares on the books of Broadbase solely to the extent provided in the Escrow Agreement.

         THIS STOCK POWER AND ASSIGNMENT CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE ESCROW AGREEMENT AND THE MERGER AGREEMENT AND MAY ONLY BE USED STRICTLY IN ACCORDANCE THEREWITH.


Dated:  March __, 2000                           _______________________________
                                                 (Signature)

                                                 _______________________________
                                                 (Printed Name)

                                EXHIBIT 1.3(B)-1

                            RETAINED TARGET FOUNDERS

Laurence A. Thompson
Dale R. Adams
Cheng Hwee Chee

                                EXHIBIT 1.3(B)-2

                           RETENTION ESCROW AGREEMENT

         THIS ESCROW AGREEMENT is made and entered into as of ___________, 2000 by and among Silicon Image, Inc., a Delaware corporation ("ACQUIRER"), State Street Bank and Trust Company of California, N.A. (the "ESCROW AGENT) and Laurence A. Thompson, Dale R. Adams, and Cheng Hwee Chee, all shareholders (the "RETAINED TARGET FOUNDERS") of DVDO, Inc., a California corporation ("TARGET").

                                    RECITALS

         A. Pursuant to that certain Agreement and Plan of Reorganization dated as of March 30, 2000, a copy of which is attached hereto as EXHIBIT A (the "PLAN OF REORGANIZATION"), Acquirer will issue to the Retained Target Founders shares of Acquirer Common Stock, $0.001 par value ("ACQUIRER COMMON STOCK"), pursuant to the merger (the "MERGER") of Company O Acquisition, a Delaware corporation and wholly-owned subsidiary of Acquirer ("SUB"), with and into Target; and

         B. Pursuant to Section 1.3(b) of the Plan of Reorganization, the Retained Target Founders have agreed that 40% of the Acquirer Common Stock received by them shall be held in an escrow account to be released upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual obligations herein, the parties agree as follows:

         1. ESTABLISHMENT OF ESCROW. On the date hereof or as soon thereafter as practicable, Acquirer shall deliver to the Escrow Agent for deposit into escrow (the "ESCROW") certificates representing an aggregate of __________________ [40% OF THE ACQUIRER COMMON STOCK TO BE ISSUED TO THE RETAINED FOUNDER SHAREHOLDERS] shares of Acquirer Common Stock (subject to adjustment for changes in Acquirer's capital stock as provided in Section 1.1.4 of the Agreement and Plan of Reorganization) otherwise distributable to the Retained Target Founders in the Merger (the "ESCROW SHARES"). The Escrow Shares so delivered to the Escrow Agent and any other securities, cash or other property from time to time held by the Escrow Agent pursuant to the terms hereof shall be held in an account to be maintained by the Escrow Agent (the "ESCROW FUND "). The Escrow Agent agrees to accept the Escrow Shares and to hold the Escrow Fund in escrow subject to the terms and conditions of this Escrow Agreement.

                  2.       MAINTENANCE OF THE ESCROW.

                         (a) EXHIBIT B sets forth the name, address and taxpayer
identification number (when known) of each of the Retained Target Founders, the number of Escrow Shares initially deposited on behalf of each Retained Target Founder into the Escrow Fund and the proportionate interest of each Retained Target Founder in the Escrow ("PROPORTIONATE INTEREST"). Distributions from the Escrow pursuant to this Agreement shall be made in accordance with each

Retained Target Founder's Proportionate Interest as set forth in Exhibit B. The Escrow Agent need not distribute fractional shares. Accordingly, in distributing Escrow Shares, the Escrow Agent shall round down the number of shares to be distributed and shall distribute that number. Acquirer shall provide to the Escrow Agent, and the Escrow Agent shall distribute to each person who would otherwise be entitled to a fractional share, cash-in-lieu of such fractional interest, computed in accordance with the Average Price (as defined in the Plan of Reorganization). Acquirer shall be deemed to have purchased the shares for which it has provided cash-in-lieu payments. The Escrow Agent is hereby granted the power to effect any transfer of Escrow Shares required by this Agreement. Acquirer shall cooperate with the Escrow Agent in promptly issuing, or causing its transfer agent to promptly issue, such stock certificates as shall be required to effect such transfers. All Escrow Shares and any other securities from time to time held in the Escrow Funds shall be registered in the name of the applicable Retained Target Founder.

             (b) Promptly after the Effective  Time, but in any event within ten
(10) business days after receipt of the letter of transmittal from the Exchange Agent, each Retained Target Founder will deliver to the Escrow Agent a duly endorsed stock power (a "Stock Power") substantially in the form attached as EXHIBIT C. In the event any Additional Escrow Shares are issued, or if the Escrow Agent reasonably requires an additional Stock Power(s) to effect a transfer, each Retained Target Founder will, upon request, promptly execute and deliver an additional Stock Power to the Escrow Agent.

         3. DIVIDENDS, VOTING AND RIGHTS OF OWNERSHIP. Except for tax-free dividends paid in stock declared with respect to the Escrow Shares pursuant to
Section 305(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), which shall be treated in the manner set forth in Section 1 hereof, any cash dividends, dividends payable in securities or other distributions of any kind made in respect of the Escrow Shares will be distributed by Acquirer to the Retained Target Founders and, if distributed to the Escrow Agent, shall promptly be paid over to the Retained Target Founders. Each Retained Target Founder will have voting rights with respect to the Escrow Shares deposited in the Escrow with respect to such Retained Target Founder so long as such Escrow Shares are held in the Escrow, and Acquirer shall take all reasonable steps necessary to allow the exercise of such rights. The Escrow Agent shall forward to Retained Target Founders all voting materials and proxies received by the Escrow Agent. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Escrow Agreement, the Retained Target Founders will retain and will be entitled to exercise all other incidents of ownership of the Escrow Shares which are not inconsistent with the terms and conditions of this Escrow Agreement. Subject to the rights of Acquirer under the Plan of Reorganization and this Escrow Agreement, all beneficial interest in the Escrow Funds shall be the property of the Retained Target Founders from and after the Closing, and Acquirer shall have no interest therein. None of the rights of the Retained Target Founders hereunder shall be transferable except as otherwise provided by law. Each of the Retained Target Founders shall be obligated for all federal, state or local taxes applicable to such Retained Target Founder's interest in the Escrow Fund.

         4.  DISTRIBUTION OF THE ESCROW FUND; TERMINATION OF ESCROW.

             (a) DEFINITIONS.

                    (i) CAUSE. For all purposes under this Agreement, "Cause" shall mean:

                         (a) Any breach of this Agreement, the Employment Agreement, the Proprietary Information and Inventions Agreement between the applicable Retained Target Founder and the Acquirer, or any other written agreement between the Retained Target Founder and Acquirer, if such breach causes material harm to Acquirer;

                         (b) Any negligence or willful misconduct by Retained Target Founder in his performance of duties to Acquirer that causes material harm to Acquirer, including (without limitation) repeated failure to follow the directions of the person to whom the Retained Target Founder reports;

                         (c) The repeated failure of the Retained Target Founder to diligently follow the lawful directions of the Board of Directors of Acquirer or the repeated failure of the Retained Target Founder to diligently perform such Retained Target Founder's duties in a reasonable manner pursuant to his Employment Agreement with Acquirer;

                         (d) Commission of a felony under the laws of the United States or any state thereof;

                         (e) Commission of any act of fraud, embezzlement or dishonesty;

                         (f) The abuse of alcohol or controlled substances that has a detrimental effect upon the Employee's performance of his duties under this Agreement; or


                         (g) Any material breach by Employee of any terms of his Employment Agreement.


                    (ii) EXCLUDED FROM Definition OF CAUSE. The foregoing definition "Cause" shall exclude the termination of any Retained Target for the following:

                         (a)  Death; or

                         (b) Disability, meaning a disability, whether temporary or permanent, partial or total, as determined by the Compensation Committee of the Acquirer's Board of Directors.

                    (iii) CONSTRUCTIVE TERMINATION. For all purposes under this Agreement, "Constructive Termination" shall mean the voluntary resignation a Retained Target Founder following (i) a reduction in such Retained Target Founder's level or opportunity of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than 15% in the aggregate, (ii) a relocation of such Retained Target Founder's place of employment by more than 50 miles from such Retained Target Founder's place of employment immediately prior to the Merger, provided and only if such reduction or relocation is effected by Acquirer without such Retained Target Founder's express written consent (iii) a change in such Retained Target Founder's position, duties or responsibilities from those in effect on the Effective Date (as defined in the Plan of Reorganization); provided that (A) if such Retained Target Founder is appointed by Acquirer to a position equivalent to a senior management position of Acquirer following the Effective Date, such appointment shall not constitute a Constructive Termination under the provisions of this Agreement and (B) any change in such Retained Target Founder's position, duties or responsibilities from those in effect prior to the Effective Date, will not be deemed to constitute a Constructive Termination under this Agreement.

                    (iv) VOLUNTARY TERMINATION. For all purposes under this Agreement, "Voluntary Termination" shall mean termination of a Retained Target Founder's employment with Acquirer by a notice to Acquirer from Retained Target Founder stating that such Retained Target Founder is electing to terminate his employment with Acquirer.

             (b) RETENTION AND RELEASE OF THE ESCROW SHARES. The Escrow Shares will be held by the Escrow Agent from the Closing until thirty-three (33) months after the Closing Date (as defined in the Plan of Reorganization) (the "RETENTION ESCROW PERIOD") subject to the following conditions: (i) twenty-seven and twenty-seven hundredths percent (27.27%) of the Escrow Shares will be released to the Retained Target Founders at the end of nine months after the Closing Date and (ii) nine and nine hundredths percent (9.09%) of the Escrow Shares will be released to the Retained Target Founders at the end of each three-month period thereafter; provided that (A) in the event of termination with Cause or Voluntarily Termination of any Retained Target Founder prior to the end of the initial nine-month period following the Closing Date, no such Escrow Shares shall be released from the Escrow and all of the Escrow Shares shall be transferred and delivered to the Acquirer, (B) in the event of termination with Cause or Voluntary Termination of any Retained Target Founder after the end of the initial nine-month period following the Closing Date, the amount of Escrow Shares to be thereafter released to the Retained Target Founders from the Escrow at the end of each three-month period ending after such termination shall be reduced by one-third and one-third of the Escrow Shares remaining in the Retention Escrow at the time of such termination shall be transferred and delivered to the Company, and (C) in the event of termination with Cause or Voluntary Termination of any two Retained Target Founders after such initial nine-month period after Closing, no such amounts shall be released from the Escrow thereafter and all of the Escrow Shares that then remain in Escrow shall be transferred and delivered to the Acquirer. The termination of any the Retained Target Founder without Cause or by Constructive Termination shall not reduce the amount of the Escrow Shares released to the Retained Target Founders pursuant to this Section. All Escrow Shares released to the Retained Target Founders will be released to each Retained Target Founder in amounts individually as appropriate in accordance with his Proportionate Interest.

         5. TERM OF ESCROW AGREEMENT. This Escrow Agreement shall terminate upon the distribution by the Escrow Agent of all property held in the Escrow Fund or as otherwise set forth in Section 4.

         6. FEES OF THE ESCROW AGENT. Acquirer and the Retained Target Founders agree, jointly and severally, to pay to the Escrow Agent a fee according to the fee schedule attached as EXHIBIT C hereto and all of the expenses of the Escrow Agent, including expenses related to the indemnity provided in Section 9 hereof. To the extent such fees and expenses are not paid by Acquirer, they may paid from the Escrow Funds after ten (10) days' written notice from the Escrow Agent to Acquirer and the Retained Target Founders. As between themselves, Acquirer and the Retained Target Founders agree that all fees and expenses payable to the Escrow Agent will be paid in the first instance by Acquirer as and when they became payable.

         7. LIABILITY OF THE ESCROW AGENT. In performing any of its duties under this Escrow Agreement, the Escrow Agent shall not be liable to any party for damages, losses or expenses, except in the event of gross negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable for punitive, consequential or incidental damages. The Escrow Agent shall not incur any such liability for (i) any act or failure to act made or omitted in good faith, or (ii) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Escrow Agreement that the Escrow Agent shall in good faith believe to be genuine; nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any agent's authority. In addition, the Escrow Agent may consult with legal counsel of its choice in connection with its duties under this Escrow Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Escrow Agreement. The Escrow Agent undertakes to perform such duties as are specifically set forth in this Escrow Agreement, and the Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Escrow Agreement. No implied covenants or obligations shall be read into this Escrow Agreement against the Escrow Agent.

         8. CONTROVERSIES. If any controversy arises between the parties to this Escrow Agreement, or with any other party, concerning the subject matter of the Escrow, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy as provided in the Plan of Reorganization.

         9. INDEMNIFICATION OF ESCROW AGENT. Acquirer and the Retained Target Founders and their respective successors and assigns agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel, and disbursements that may be imposed on the Escrow Agent, or incurred by it in connection with the performance of its duties under this Escrow Agreement, including but not limited to any arbitration or litigation arising from this Escrow Agreement or involving its subject matter. The costs and expenses of enforcing this right of indemnification shall be paid by Acquirer and the Retained Target Founders, provided, however, that the Acquirer and the Retained Target Founders shall not pay such costs and expenses to the extent that the
Escrow Agent is judicially determined to have been negligent or acted with willfull misconduct. This right of indemnification shall survive the termination of this Escrow Agreement, and the removal or resignation of the Escrow Agent. Nothing contained in this Section 11 shall impair the rights of the Retained Target Founders and Acquirer, as between themselves, including without limitation, their rights to enforce the provisions of Section 6 hereof with respect to the allocation of the Escrow Agent's fees.

         10. RESIGNATION OF ESCROW AGENT. The Escrow Agent may resign giving at least thirty (30) days' written notice to the other parties; PROVIDED, HOWEVER that no such resignation shall become effective until the appointment of a successor Escrow Agent which shall be accomplished as follows: Acquirer and the Retained Target Founders shall use their best efforts to agree on a successor Escrow Agent within thirty (30) days after receiving such notice. If the parties fail to agree on a successor Escrow Agent within such time, the Escrow Agent may, at the expense of Acquirer and the Retained Target Founders, petition any court of competent jurisdiction for the appointment of a successor Escrow Agent authorized to do business in the State of California and, in such event, shall give written notice to the other parties of such appointment. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The predecessor Escrow Agent then shall be discharged from any further duties and liability under this Escrow Agreement.

         11. MISCELLANEOUS.

             (a) ASSIGNMENT: BINDING UPON SUCCESSORS AND ASSIGNS. None of the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties. This Escrow Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

             (b) SEVERABILITY. If any provision of this Escrow Agreement, or the application thereof, shall for any reason and to any extent be held to be invalid or unenforceable, the remainder of this Escrow Agreement and the application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such invalid or unenforceable provision of this Escrow Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

             (c) ENTIRE AGREEMENT. This Escrow Agreement, the Exhibits hereto, the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

             (d) NOTICES. No notice or other communication shall be deemed given unless sent in the manner, and to the persons, specified in this Section 11(d). All notices and other communications hereunder will be in writing and win be deemed given (i) upon receipt if delivered personally (or if mailed by registered or certified mail), (ii) the day after dispatch if sent by overnight courier; or (iii) upon dispatch if transmitted by facsimile (and confirmed by a copy delivered in accordance with clause (i) or (ii)), addressed to the parties at the following addresses:

             To the Escrow Agent:    State Street Bank and Trust Company of
                                     California, N.A.
                                     633 West 5th Street, 12th Floor
                                     Los Angeles, CA  90071
                                     Attention: Corporate Trust Administration
                                                (Silicon Image/DVDO 2000 escrow)
                                     Phone:  (213) 362-7373
                                     Fax:  (213) 362-7357

                    To Acquirer:     Silicon Image, Inc.
                                     1060 East Arques Ave.
                                     Sunnyvale, CA 94086
                                     Attn:     _____________
                                     Phone:    (408) 616-4000
                                     Fax:      (408) 830-9530

                    with a copy to:  Fenwick & West LLP
                                     Two Palo Alto Square, Suite 800
                                     Palo Alto, California 94306
                                     Attn:  David K. Michaels, Esq.
                                     Phone:  650-494-0600
                                     Fax:  650-494-1417

         To the Retained Target Founders:       Laurence A. Thompson

                                                ____________________
                                                Dale R. Adams

                                                ____________________
                                                Cheng Hwee Chee

                                                ____________________

                    with a copy to:      Manatt Phelps & Phillips, LLP
                                     3030 Hansen Way, Suite 100
                                     Palo Alto, CA 94304
                                     Attention:  Thomas L. Barton, Esq.
                                     Phone:    (650) 812-1300
                                     Fax:      (650) 213-0260



Any party may change its address for such communications by giving notice thereof to the other parties. Notwithstanding the foregoing, notices addressed to the Escrow Agent shall be effective only upon receipt EXCEPT THAT a notice faxed to Escrow Agent shall be deemed received on such day provided that (i) such fax was transmitted prior to 5:00 P.M. Pacific Standard Time on such date and (ii) there exists written confirmation of such transmittal. If any Claim, objection thereto or any other document of any kind is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that such Claim notice, objection or other document was received by such other person on the date on which it was received by the Escrow Agent.

             (e) OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

             (f) AMENDMENT AND WAIVERS. Any term or provision of this Escrow Agreement may be amended, and the observance of any term of this Escrow Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

             (g) FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Escrow Agreement.

             (h) ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Escrow Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be solely between the parties to this Escrow Agreement.

             (i) GOVERNING LAW. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Escrow Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

             (j) COUNTERPARTS. This Escrow Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

         12. INVESTMENTS OF CASH. The Escrow Agent shall invest cash, if any, held in the Escrow, other than amounts immediately distributable by the Escrow Agent, in the SSgA U.S. Treasury Money Market Fund. For tax reporting and withholding purposes, the income on such investments shall be allocated to the Retained Target Founders in accordance with their Proportionate Interests in the Escrow Funds set forth in EXHIBIT B.

         13. TAX REPORTING DOCUMENTATION. The Retained Target Founders agree to provide to the Escrow Agent certified tax identification numbers consisting of appropriate Forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow

Agent may reasonably request (collectively, "TAX REPORTING DOCUMENTATION") to the Escrow Agent within 30 days after the date of such request. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Code, as it may be amended from time to time, to withhold a portion of the interest earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

ACQUIRER CORPORATION

By:__________________________________

Title:_______________________________




STATE STREET BANK AND TRUST COMPANY
  OF CALIFORNIA, N.A.

By:__________________________________

Title:_______________________________





_____________________________________
Laurence A. Thompson

_____________________________________
Dale R. Adams

_____________________________________
Cheng Hwee Chee

                                    Exhibit C

                     STOCK POWER AND ASSIGNMENT CERTIFICATE


         In connection with the merger (the "Merger") of Company O Acquisition Corp.., a wholly owned subsidiary of Silicon Image, Inc. ("Silicon Image"), with and into DVDO, Inc. (the "Company"), the undersigned is receiving shares of Silicon Image common stock in respect of the shares of the Company's common stock held by the undersigned immediately prior to the Merger.

         FOR VALUE RECEIVED, and pursuant to that certain Agreement and Plan of Merger dated as of March ___, 2000 (the "Merger Agreement") and that certain Escrow Agreement dated as of March __, 2000 executed in connection with the Merger (the "Escrow Agreement"), the undersigned hereby assigns and transfers unto State Street Bank and Trust Company of California., N.A., as Escrow Agent (the "Agent") pursuant to the Merger Agreement and the Escrow Agreement:

                    shares of the Company's common stock represented by stock certificate No. ____ tendered herewith (the "Shares")


         The undersigned hereby irrevocably appoints the Agent, as attorney-in-fact, with full power of substitution and re-substitution, to hold any and all certificates for such Shares in escrow and to transfer such Shares on the books of Broadbase solely to the extent provided in the Escrow Agreement.

         THIS STOCK POWER AND ASSIGNMENT CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE ESCROW AGREEMENT AND THE MERGER AGREEMENT AND MAY ONLY BE USED STRICTLY IN ACCORDANCE THEREWITH.


Dated:  March __, 2000
                                                              (Signature)


                                                              (Printed Name)

                                   EXHIBIT 4.4

                                   DVDO, INC.

              NONDISCLOSURE AND ASSIGNMENT OF INVENTIONS AGREEMENT

         Effective as of ________________________, in exchange for my becoming employed by DVDO, Inc., a California corporation, or its subsidiaries, affiliates, or successors (hereinafter referred to collectively as the "Company" or "Employer"), I (also referred to as "Employee") hereby agree as follows:

         1. I understand that I have been hired by the Company as an employee. As an obligation of starting as an employee or continuing my employment, I will perform for the Company such duties as may be designated by the Company from time to time, including, but not limited to, those described in any Company employment offer letter to me. During my period of employment by the Company, I will devote my best efforts to the interests of the Company and will not engage in other employment or in any activities detrimental to the best interests of the Company without the prior written consent of the Company. I understand that my title, duties and reporting responsibilities will initially be as set forth in any such employment letter, until changed, and that same may change from those originally set forth in such letter. I understand that there are no other terms of compensation or benefits except as set forth in the employment letter. I further understand that I am an at will employee, and my employment may be terminated by the Company in its discretion at any time. I further understand that I can terminate my employment at any time.

         2. Without further compensation, I hereby agree promptly to disclose to the Company, and I hereby assign and agree to assign to the Company or its designee, my entire right, title, and interest in and to all Inventions (as defined in paragraph 6) which (a) pertain to any line of business activity of the Company, (b) are aided by the use of time, material or facilities of the Company, whether or not during working hours, or (c) relate to any of my work during the period of my employment with the Company, whether or not during working hours.

         3. I agree to perform, at Company expense, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist Company, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Inventions hereby assigned to the Company as set forth in paragraph 2 above. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. If I do not cooperate reasonably in signing such documents, I hereby authorize Company to execute on my behalf as my attorney in fact for the limited purpose of perfecting Company's rights in such Inventions, as if I had signed same myself, any and all documents which are reasonably necessary to perfect Company's rights in such Inventions.

         4. I agree to hold in confidence and not directly or indirectly to use or disclose, either during or after termination of my employment with the Company, any Confidential Information (as defined in paragraph 6 below) I obtain or create during the period of my employment, whether or not during working hours, except to the extent authorized by the Company or until such Confidential Information becomes generally known. I agree not to make copies of such Confidential Information except as authorized by the Company. Upon termination of my employment or upon an earlier request of the Company, I will return or deliver to the Company all tangible forms of such Confidential Information in my possession or control, including, but not limited to, drawings, specifications, documents, records, devices, models or any other material and copies or reproductions thereof.

         5. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. I agree not enter into any agreement, either written or oral, in conflict with this Agreement.

         6. As used in this Agreement, the term "Inventions" means trademarks, processes, hardware and software creations, discoveries, formulae, processes, techniques, trade secrets, inventions, improvements, ideas or copyrightable works, including all rights to obtain, register, perfect and enforce these proprietary interests. The term "Confidential Information" means (a) information pertaining to any aspect of the Company's business which is not known by actual or potential competitors of the Company or (b) proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise, which the Company (or its suppliers or vendors) takes reasonable measures to protect against unauthorized disclosure to or use by third parties, including, without limitation, customer or client lists and names, addresses and phone numbers of Company's customers, clients, and employees.

         7. I agree that, during the term of my employment and for a period of one year thereafter, I will not solicit or encourage any employee of the Company to terminate his employment with the Company or to accept employment with any subsequent employer with whom I am affiliated in any way.

         8. This Agreement shall (a) survive my employment by the Company, (b) not in any way restrict my right or the right of the Company to terminate my employment, (c) inure to the benefit of successors and assigns of the Company,
(d) be binding upon my heirs and legal representatives, (e) supersede all prior written and oral agreements and constitutes the parties' entire understanding with respect to the subject matter herein, and (f) not be amended or waived without the express prior written consent of the parties.

         9. I agree that for one year after the date my employment by Company ceases, I will not solicit or attempt to solicit the employment for the benefit of a third party of any Company employee for a period of one year. I further agree that I shall not use at any time any Confidential Information in a manner which would be injurious to Company.

        10. I certify that, to the best of my information and belief, I am not a party to any other agreement which will interfere with my full compliance with this Agreement.

        11. In the event that any of the terms or provisions herein shall violate any statutory provision or may be otherwise unlawful or inoperative, it is the intent and desire of the parties that the remainder of this Agreement shall stay in full force and effect insofar as such terms do not violate any statutory provision or are otherwise lawful and that this Agreement be enforced to the maximum extent possible.

        12. I UNDERSTAND THAT IN ACCORDANCE WITH SECTIONS 2870-2872 OF THE CALIFORNIA LABOR CODE THAT THIS AGREEMENT DOES NOT REQUIRE ME TO ASSIGN OR OFFER TO ASSIGN TO THE COMPANY ANY INVENTION THAT I DEVELOPED ENTIRELY ON MY OWN TIME WITHOUT USING THE COMPANY'S EQUIPMENT, SUPPLIES, FACILITIES OR TRADE SECRET INFORMATION EXCEPT FOR THOSE INVENTIONS THAT EITHER: (A) RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE COMPANY'S BUSINESS, OR ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE COMPANY; OR
(B) RESULT FROM ANY WORK PERFORMED BY ME FOR THE COMPANY. TO THE EXTENT A PROVISION IN THIS AGREEMENT PURPORTS TO REQUIRE ME TO ASSIGN AN INVENTION OTHERWISE EXCLUDED FROM THIS PARAGRAPH, THE PROVISION IS AGAINST THE PUBLIC POLICY OF THE STATE OF CALIFORNIA AND IS UNENFORCEABLE. I CERTIFY AND ACKNOWLEDGE THAT I HAVE CAREFULLY READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND THAT I UNDERSTAND AND WILL FULLY AND FAITHFULLY COMPLY WITH SUCH PROVISIONS.

DVDO, INC.                               EMPLOYEE


By:
     ---------------------------         ----------------------------------
     Name:
     Title:

                                  EXHIBIT 7.6

                     FORM OF OPINION OF COUNSEL TO ACQUIRER

                  1. Each of Acquirer and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted.

                  2. Each of Acquirer and Newco has the corporate power and authority to enter into and perform its obligations under the Agreement and the Certificate of Merger.

                  3. The shares of Acquirer Common Stock to be issued in the Merger will, when issued in accordance with the provisions of the Agreement and the Certificate of Merger, be duly authorized, validly issued, fully paid and nonassessable.

                  4. All corporate action on the part of Acquirer's and Newco's directors and stockholders necessary for the authorization, execution and delivery of the Agreement and the Certificate of Merger and the performance of Acquirer's and Newco's obligations under the Agreement and the Certificate of Merger, to be authorized as of the date hereof, has been taken. The Agreement and the Certificate of Merger have been duly and validly executed and delivered by Acquirer and Newco and constitute valid and binding obligations of Acquirer and Newco, enforceable against Acquirer and Newco in accordance with their respective terms.

                  5. Neither the execution nor delivery of the Agreement and the Certificate of Merger, nor the consummation of the transactions contemplated thereby, conflicts with, or (with or without notice or lapse of time, or both) results in a violation of, any provision of the Certificate of Incorporation or Bylaws of Acquirer or Newco, as currently in effect or, to our knowledge, any provision of applicable U.S. federal or California state law rule or regulation or any provision of the Delaware General Corporation Law.

                  6. To our knowledge, no filing, authorization or approval, with any governmental entity, is necessary to enable Acquirer to enter into, and to perform its obligations under, the Agreement and the Certificate of Merger, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State and the filing of appropriate documents with the relevant authorities of other states in which Acquirer is qualified to do business, if any, and (b) such filings as may be required to comply with federal and state securities laws.

                  7. To our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Acquirer before any court or administrative agency that questions the validity of the Agreement or that might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition or results of operations of the Acquirer.



                                                                        COMMENTS
                                                                       3/29/2000

                                   EXHIBIT 8.6

                        FORM OF OPINION OF TARGET COUNSEL

                               _____________, 2000

         l. Target has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of California. Target has the corporate power and authority to enter into and perform the Agreement, the Agreement of Merger, Target Ancillary Agreements and the Certificate of Merger (collectively, the "Transaction Agreements"), to own and operate its properties and assets and to carry on its business as currently conducted.

         2. Target does not, to our knowledge, presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association or other entity.

         3. Target is, to our knowledge, duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it is required to be qualified to carry on intrastate business as such is currently conducted by Target, except for jurisdictions in which failure to so qualify could not reasonably be expected to have a Material Adverse Effect on Target.

         4. The capitalization of Target immediately prior to the Closing consists of the following:

                  (a) PREFERRED STOCK: A total of ________________ authorized shares of Preferred Stock, of which ________________ shares have been designated Series A Preferred Stock and ______________ shares have been designated Series B Preferred Stock. There are issued and outstanding 3,193,548 shares of Series A Preferred Stock and 4,215,315 shares of Series B Preferred Stock. All of such issued and outstanding shares are duly authorized, validly issued, fully paid and nonassessable. Immediately prior to the Closing, the rights, preferences, privileges and limitations of the Series A and Series B Preferred Stock are as stated in the Articles and applicable law.

                  (b) COMMON STOCK. A total of _____________ authorized shares of Common Stock. To our knowledge, __________ shares of such Common Stock are issued and outstanding. All of such issued and outstanding shares are duly authorized, validly issued, fully paid and nonassessable.

                  (c) OPTIONS, ETC. Other than as set forth in the Target Disclosure Letter there are no preemptive rights or any options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to acquire any of Target's securities from

         Target, EXCEPT FOR (i) the conversion privileges of the Preferred Stock, (ii) outstanding warrants to purchase _____________ shares of Series B Preferred Stock, (iii) options to purchase an aggregate of 4,000,000 shares of Common Stock reserved for issuance pursuant to the Target Plan (of which, to our knowledge, options to purchase ____ shares of Common Stock are outstanding ).

         5. Target has all requisite corporate power and authority to execute and deliver the Transaction Agreements and to carry out and perform its obligations under the Transaction Agreements.

         6. All corporate action on the part of Target's directors and stockholders necessary for the authorization, execution and delivery of the Transaction Agreements and the performance of Target's obligations under the Transaction Agreements, to be authorized as of the date hereof, has been taken. The Transaction Agreements have been duly and validly authorized, executed and delivered by Target and constitute valid and binding obligations of Target, enforceable against Target in accordance with their respective terms.

         7. The execution and delivery of the Transaction Agreements by Target and the performance by Target of its obligations under the Transaction Agreements do not conflict with, or result in a violation of, Target's Articles of Incorporation or Bylaws or, to our knowledge, (i) any provision of United States federal or California law or any provision of the Delaware General Corporation Law or (ii) any judgment, order or decree of any court or arbitrator to which Target is a party or is subject and to our knowledge do not conflict with or constitute a material breach by Target of, or constitute a default by Target under, any of the Target Material Agreements.

         8. To our knowledge, except as described in the Target Dis-closure Letter, there is no suit, action, proceeding or investigation pending or overtly threatened against Target before any court or administrative agency that questions the validity of any of the Transaction Agreements or that might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition or results of operations of Target.

         9. To our knowledge, all consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required for the consummation by Target of the transactions contemplated by the Transaction
Agreements have been made or obtained except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State and the filing of the Agreement of Merger with the California Secretary of State and (b) such filings as may be required to comply with federal and state securities laws.

                                      -2-